                                                                    EXHIBIT 4(b)

                                                                  CONFORMED COPY

                                                     [with exhibits conformed as
                                                       executed and changes made
                                                        by Amendment No. 1 dated
                                                           9/26/95 incorporated]



                        $1,000,000,000 CREDIT AGREEMENT

                                  dated as of

                               September 11, 1995

                                     among

                                  VENCOR, INC.
                          as Borrower and as Guarantor

                         FIRST HEALTHCARE CORPORATION
                         NORTHWEST HEALTH CARE, INC.
                          MEDISAVE PHARMACIES, INC.
                          HILLHAVEN PROPERTIES, LTD.
                      HILLHAVEN OF CENTRAL FLORIDA, INC.
                             NATIONWIDE CARE, INC.
                                  as Borrowers

                          THE BANKS REFERRED TO HEREIN

                        THE CO-AGENTS REFERRED TO HEREIN

                    THE LC ISSUING BANKS REFERRED TO HEREIN

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                             as Documentation Agent

                         NATIONSBANK, N.A. (CAROLINAS),
                            as Administrative Agent

                                      and


                             J.P. MORGAN DELAWARE,
                              as Collateral Agent

Pricing Schedule

Schedule I        -- Commitments of the Banks

Schedule II       -- Existing Letters of Credit

Schedule III      -- Minority-Owned Affiliates

Schedule IV       -- Affiliate Agreements

Exhibit A         -- Form of Term Loan Note

Exhibit B         -- Form of Project Loan Note

Exhibit C         -- Form of General Purpose Note

Exhibit D         -- Form of Security Agreement

Exhibit E         -- Financial Officer's Certificate

Exhibit F         -- Form of Opinion of the General Counsel of Vencor

Exhibit G         -- Form of Opinion of General Counsel of Hillhaven

Exhibit H-1       -- Form of Opinion of Special Counsel for the Borrowers

Exhibit H-2       -- Form of Opinion of Special Washington Counsel for the Borrowers

Exhibit I         -- Form of Opinion of Davis Polk & Wardwell, Special Counsel for the Agents

Exhibit J         -- Form of Opinion of Counsel for Additional Borrower

Exhibit K         -- Form of Election to Participate

Exhibit L         -- Form of Election to Terminate

Exhibit M         -- Form of Notice of Borrowing

Exhibit N         -- Form of Notice of Prepayment

                               TABLE OF CONTENTS

                                                                                                                       Page
                                                                                                                       ----
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                                                                    ARTICLE I

                                                                   DEFINITIONS

1.01.     Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2
1.02.     Accounting Terms and Determinations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       25
1.03.     Classes and Types of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       26
1.04.     Other Definitional Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       26

                                                                   ARTICLE II

                                                                 THE FACILITIES
2.01.     Commitments to Lend   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       26
2.02.     Method of Borrowing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       28
2.03.     Notes . .   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       30
2.04.     Interest Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       30
2.05.     Method of Electing Interest Rates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       33
2.06.     Letters of Credit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       35
2.07.     Commitment Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       47
2.08.     Re-payments and Prepayments of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       47
2.09.     Termination or Reduction of Commitments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       50
2.10.     General Provisions as to Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       50
2.11.     Funding Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       51
2.12.     Computation of Interest and Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       52
2.13.     Regulation D Compensation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       53
2.14.     Additional Borrowers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       54
2.15.     Termination of Commitments Under Existing Credit Agreements   . . . . . . . . . . . . . . . . . . . . .       54

                                                                   ARTICLE III

                                                                   CONDITIONS

3.01.     Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       55
3.02.     Credit Events   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       58
3.03.     First Borrowing-by Each Additional Borrower   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       59

_________________

          1 The Table of Contents is not a part of this Agreement.

                                                                                                                       Page
                                                                                                                       ----
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                                                                   ARTICLE IV

                                                         REPRESENTATIONS AND WARRANTIES

4.01.     Corporate Existence and Power   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       59
4.02.     Corporate and Governmental Authorization; No Contravention  . . . . . . . . . . . . . . . . . . . . . .       60
4.03.     Binding Effect; Liens of Collateral Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       60
4.04.     Financial Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       60
4.05.     Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       61
4.06.     Compliance with ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       62
4.07.     Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       62
4.08.     Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       62
4.09.     Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       62
4.10.     Public Utility Holding Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       62
4.11.     Environmental Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       63
4.12.     Vencor's Ownership of Other Borrowers . . .   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       63
4.13.     Merger Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       63
4.14.     Effect of Merger on Outstanding Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       63
4.15.     Full Disclosure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       64

                                                                    ARTICLE V

                                                                    COVENANTS

5.01.     Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       64
5.02.     Maintenance of Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       68
5.03.     Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       68
5.04.     Compliance with Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       69
5.05.     Maintenance of Existence, Rights, Etc   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       69
5.06.     Use of Proceeds and Letters of credit . . .   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       69
5.07.     Limitation on Debt of Vencor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       70
5.08.     Limitation on Debt of Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       72
5.09.     Negative Pledge   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       74
5.10.     Consolidations, Mergers and Asset Sales . .   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       75
5.11.     Restricted Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       76
5.12.     Limitation on Investments in Minority-Owned Affiliates.   . . . . . . . . . . . . . . . . . . . . . . .       76
5.13.     Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       77
5.14.     Limitation on Restrictions Affecting Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . .       78
5.15.     No Modification of Certain Documents Without Consent  . . . . . . . . . . . . . . . . . . . . . . . . .       80
5.16.     Minimum Consolidated Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       80
5.17.     Leverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       80
5.18.     Fixed Charge Coverage Ratio   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       81

                                                                                                                       Page
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                                                                   ARTICLE VI

                                                                    DEFAULTS

6.01.     Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       81
6.02.     Notice of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       85
6.03.     Cash Cover  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       85

                                                                   ARTICLE VII

                                                                   THE AGENTS

7.01.     Appointment and Authorization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       85
7.02.     Agents and Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       86
7.03.     Action by Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       86
7.04.     Consultation with Experts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       86
7.05.     Liability of Agents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       86
7.06.     Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       87
7.07.     Credit Decision   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       87
7.08.     Agents' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       87
7.09.     Successor Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       88
7.10.     Collateral Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       88


                                                                  ARTICLE VIII

                                                            CHANGES IN CIRCUMSTANCES

8.01.     Basis for Determining Interest Rate Inadequate or Unfair  . . . . . . . . . . . . . . . . . . . . . . .       89
8.02.     Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       89
8.03.     Increased Cost and Reduced Return   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       90
8.04.     Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       92
8.05.     Base Rate Loans Substituted for Affected Euro-Dollar Loans  . . . . . . . . . . . . . . . . . . . . . .       94
8.06.     Substitution of Banks   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       95


                                                                   ARTICLE IX

                                                               GUARANTEE BY VENCOR

9.01.     The Guarantee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       96
9.02.     Guarantee Unconditional   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       96
9.03.     Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances   . . . . . . . . . . . . .       97
9.04.     Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       98
9.05.     Subrogation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       98
9.06.     Stay of Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       98

                                                                                                                        Page
                                                                                                                        ----
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                                                                    ARTICLE X

                                                         REPRESENTATIONS AND WARRANTIES
                                                             OF ADDITIONAL BORROWERS

10.01.    Corporate Existence and Power   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       99
10.02.    Corporate and Governmental Authorization; No Contravention  . . . . . . . . . . . . . . . . . . . . . .       99
10.03.    Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       99

                                                                   ARTICLE XI

                                                                  MISCELLANEOUS

11.01.    Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       99
11.02.    No Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      100
11.03.    Expenses; Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      100
11.04.    Sharing of Set-Offs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      101
11.05.    Amendments and waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      101
11.06.    Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      102
11.07.    Margin Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      104
11.08.    Failure of Bank to Satisfy Minimum Rating Condition   . . . . . . . . . . . . . . . . . . . . . . . . .      104
11.09.    Governing Law; Submission to Jurisdiction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      105
11.10.    Counterparts; Integration; Effectiveness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      106
11.11.    WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      106
11.12.    Confidentiality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      106

SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      108

                                CREDIT AGREEMENT


          AGREEMENT dated as of September 11, 1995 among VENCOR, INC., as a Borrower and guarantor, FIRST HEALTHCARE CORPORATION, NORTHWEST HEALTH CARE, INC., MEDISAVE PHARMACIES, INC., HILLHAVEN PROPERTIES, LTD., HILLHAVEN OF CENTRAL FLORIDA, INC. and NATIONWIDE CARE, INC., as Borrowers, the BANKS referred to herein, the CO-AGENTS referred to herein, the LC ISSUING BANKS referred to herein, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation Agent, NATIONSBANK, N.A. (CAROLINAS), as Administrative Agent, and J.P. MORGAN DELAWARE, as Collateral Agent.

          WHEREAS, pursuant to a Merger Agreement dated as of July 31, 1995, Vencor will acquire Hillhaven by merging Hillhaven with and into Vencor (with Vencor as the surviving corporation);

          WHEREAS, concurrently with or shortly after such merger Vencor and certain Subsidiaries desire to borrow Term Loans hereunder in an aggregate principal amount not to exceed $400,000,000 to refinance debt of Vencor, Hillhaven and certain Subsidiaries of Hillhaven outstanding on the date hereof, to make the cash payments that holders of preferred stock of Hillhaven are entitled to receive under the Merger Agreement and to pay certain transaction expenses;

          WHEREAS, Vencor desires to have available to it and its Subsidiaries, on and after the date of such merger, a revolving credit facility in the aggregate amount of $600,000,000 pursuant to which Vencor and its Subsidiaries may (i) borrow Project Loans to finance capital expansion projects or refinance debt that was incurred to finance such projects, (ii) borrow General Purpose Loans for general corporate purposes and (iii) obtain or maintain letters of credit (including certain existing letters of credit) not to exceed $150,000,000 in aggregate outstanding available amount for general corporate purposes, including providing credit support for certain industrial revenue bonds;

          WHEREAS, the obligations of Vencor and its Subsidiaries under this Agreement and certain obligations owed to individual Banks in connection with derivatives transactions are to be secured pursuant to a Security Agreement by
(i) the capital stock of Vencor's present and future principal subsidiaries,
(ii) all present and future intercompany debt owed to Vencor by its Subsidiaries and (iii) from time to time certain notes secured by mortgages in specific facilities; provided that the grantors of such Collateral may (x) cause collateral described in clauses (i) and (ii) above to be released when Vencor's senior unsecured long-term debt (without any third-party credit enhancement) receives investment grade ratings from both Moody's and S&P; and
(y) cause collateral described in clause (iii) above to be released at any time; and

          WHEREAS, the Banks are willing to make the foregoing loans and to participate pro rata in the foregoing letters of credit, the LC Issuing Banks that issued such existing letters of credit are willing to maintain them under this Agreement and such LC Issuing Banks or any other Banks may (but are not obligated to) issue additional letters of credit hereunder from time to time, all on and subject to the terms and conditions herein provided;

          NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

          "Account Party" means (i) for each Existing Letter of Credit, the party identified on Schedule II hereto as the Account Party for such Existing Letter of Credit and (ii) for each Additional Letter of Credit, the party identified as the Account Party for such Additional Letter of Credit pursuant to Section 2.06(d).

          "Additional Borrower" means any Wholly-Owned Domestic Subsidiary that becomes an Additional Borrower for purposes of this Agreement pursuant to
Section 2.14.

          "Additional Letter of Credit" means each of the standby letters of credit described in Section 2.06(t) and any other letter of credit issued hereunder by an LC Issuing Bank on or after the Closing Date.

          "Adjusted CD Rate" has the meaning set forth in Section 2.04(b).

          "Adjusted Consolidated Net Income" means, for any period, Consolidated Net Income for such period, adjusted to exclude therefrom, without duplication, (i) gains or losses from the sale of assets (other than inventory sold in the ordinary course of business) net of related tax effects and (ii) the net income (or loss) of any Person (other than a Consolidated Subsidiary or Non-Consolidated Partnership) in which a Combined Company has an ownership interest, except to the extent that such Person pays dividends or distributions in cash to a Combined Company during such period.

          "Adjusted Term Commitments" means, at any time during the Term Loan Availability Period, the Term Commitments reduced ratably by an aggregate amount equal to the sum of the aggregate principal amount of the 10 1/8% Subordinated Notes then outstanding and not irrevocably tendered for purchase pursuant to a tender offer by Vencor or Hillhaven; provided that the commitments shall not be so reduced unless such aggregate outstanding principal amount exceeds $5,000,000.

          "Administrative Agent" means NationsBank, in its capacity as administrative agent for the Banks under the Financing Documents, and its successors in such capacity.

          "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to Vencor and the Documentation Agent) duly completed by such Bank.

          "Affiliate" means any Person (other than a Subsidiary) directly or indirectly controlling, controlled by or under common control with Vencor. As used in this definition, the term "control" means possession, directly or indirectly, of the power to vote 10% or more of any class of voting securities of a Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Affiliate Agreements" means the agreements listed in Schedule IV hereto.

          "Agents" means the Documentation Agent, the Administrative Agent and the Collateral Agent.

          "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Base Rate Loans and CD Loans and its participations in the Letters of Credit and LC Liabilities, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

          "Assignee" has the meaning set forth in Section 11.06(c).

          "Bank" means each bank or other financial institution listed on the signature pages hereof under the heading "Banks", each Assignee which becomes a "Bank" for purposes hereof pursuant to Section 8.06 or 11.06(c), and their respective successors.

          "Bank One" means Bank one, Indianapolis, National Association, and its successors.

          "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

          "Base Rate Loan" means (i) a Loan which bears interest at a rate based on the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Article VIII or (ii) an overdue amount that was a Base Rate Loan immediately before it became overdue.

          "Base Rate Margin" has the meaning set forth in the Pricing Schedule.

          "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

          "Borrower" means any of Vencor, First Healthcare, Northwest Health Care, Inc., an Idaho corporation, Medisave Pharmacies, Inc., a Delaware corporation, Hillhaven Properties, Ltd., an Oregon corporation, Hillhaven of Central Florida, Inc., a Delaware corporation, Nationwide and the Additional Borrowers (if any); provided that the status of any such Person (except Vencor) as a Borrower hereunder shall terminate when the Documentation Agent (i) receives a Notice of Termination with respect to such Person, duly executed on behalf of Vencor, and (ii) confirms to its satisfaction that the representations and warranties of Vencor set forth in such Notice of Termination are true.

          "Borrowing" means a borrowing hereunder consisting of Loans made to the same Borrower at the same time by the Banks pursuant to Article II.

          "Capital Lease", means a lease that would be capitalized on a balance sheet of the lessee prepared in accordance with GAAP.

          "CD Loan" means (i) a Loan which bears interest at a rate based on the Adjusted CD Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Article VIII or (ii) an overdue amount that was a CD Loan immediately before it became overdue.

          "CD Margin" has the meaning set forth in the Pricing Schedule.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and the regulations promulgated thereunder.

          "Charter Documents" means, in relation to any corporation, the certificate or articles of incorporation, by-laws and other constitutional documents of such corporation, including the certificate of designation for any series of its preferred stock.

          "Class" has the meaning set forth in Section 1.03.

          "Closing Date" means the date on or after the Effective Date on which the Documentation Agent shall have received the documents specified in or pursuant to Section 3.01 and the other conditions specified in Section 3.01 shall have been satisfied.

          "Co-Agents" means the Banks designated as Co-Agents on the signature pages hereof, in their respective capacities as Co-Agents in connection with the credit facility provided hereunder.

          "Collateral" means all property, real and personal, tangible and intangible, with respect to which Liens are created or are purported to be created pursuant to the Collateral Documents.

          "Collateral Agent" means Morgan Delaware, in its capacity as Collateral Agent for the Banks, the LC Issuing

Banks and the Agents under the Collateral Documents, and its successors in such capacity.

          "Collateral Documents" means the Security Agreement and all supplemental or additional security agreements, mortgages or similar instruments delivered pursuant hereto or thereto, except the Project Mortgage Notes and Project Mortgages.

          "Combined Basis", when used with respect to determining any amount, means that such amount is to be determined by combining (i) the relevant amount determined with respect to Vencor and its Consolidated Subsidiaries on a consolidated basis and (ii) the relevant amount determined with respect to Hillhaven and its Consolidated Subsidiaries on a consolidated basis.

          "Combined Companies" means Vencor and its Subsidiaries and Hillhaven and its Subsidiaries. Unless the context otherwise requires, whenever an amount is to be determined hereunder with respect to the Combined Companies, such amount shall be determined (i) as of any time or for any period before the Merger is consummated, on a Combined Basis and (ii) as of any time or for any period after the Merger is consummated, for Vencor and its Consolidated subsidiaries on a consolidated basis.

          "Commitment" means any Term Commitment or Revolving Credit Commitment and "Commitments" means any or all of the foregoing, as the context may require.

          "Commitment Fee Rate" means a rate per annum determined in accordance with the Pricing Schedule.

          "Commitment Reduction Dates" means June 30, 2000, September 30, 2000 and December 31, 2000.

          "Consolidated Debt for Borrowed Money" means at any date the sum, without duplication, of (x) the aggregate amount of Debt of the types described in clauses (i), (ii) and (iv) of the definition of "Debt" which is either Debt of Vencor and its Consolidated Subsidiaries or Debt of others Guaranteed by Vencor or any of its Consolidated Subsidiaries, and (y) the aggregate amount of Debt of the type described in clause (vi) of the definition of "Debt" which is either non-contingent Debt of Vencor and its Consolidated Subsidiaries or non-contingent Debt of others Guaranteed by Vencor or any of its Consolidated Subsidiaries, all determined on a consolidated basis as of such date after excluding accrued interest for the then current period not yet due and payable.

          "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent deducted in determining Adjusted Consolidated Net Income for such period, the sum of (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation, amortization and other similar non-cash charges and (iv) non-cash compensation expense and minus any cash paid during such period in respect of non-cash compensation expense accrued during any prior period; provided that (x) for any portion of such period before the Closing Date, Consolidated EBITDA shall be determined on a Combined Basis and (y) Consolidated EBITDA shall be calculated so as to exclude the effect of any income or expense that (A) is classified as extraordinary,
(B) is reported separately as an unusual or non-recurring item, (C) is attributable to discontinued operations or (D) represents the effect of an accounting change on prior periods, in each case in accordance with GAAP. If any Subsidiary of Vencor is subject to a limitation permitted by clause (2) of
Section 5.14(f) at the end of the relevant period, Consolidated EBITDA for such period shall also be adjusted (except for purposes of said clause (2)) to exclude any portion thereof that is attributable to such Subsidiary and that, as a result of such limitation, would be prohibited from paying directly or indirectly, to Vencor at the end of such period.

          "Consolidated EBITDAR" means, for any period, Consolidated EBITDA for such period plus, to the extent deducted in determining Consolidated EBITDA for such period, Consolidated Rental Expense for such period.

          "Consolidated Interest Expense" means, for any period, the interest expense of Vencor and its Consolidated Subsidiaries, determined on a consolidated basis for such period; provided that Consolidated Interest Expense shall not (i) include interest capitalized in accordance with GAAP or (ii) be reduced by any interest income; provided that, for any portion of such period before the Closing Date, "Consolidated Interest Expense" shall be determined on a Combined Basis.

          "Consolidated Net Income" means, for any period, the net income (or loss) of Vencor and its Consolidated Subsidiaries, determined on a consolidated basis for such period; provided that, for any portion of such period before the Closing Date, "Consolidated Net Income" shall be determined on a Combined Basis.

          "Consolidated Net Worth" means at any date the consolidated stockholders' equity of Vencor and its Consolidated Subsidiaries determined as of such date.

          "Consolidated Rental Expense" means, for any period, the total rental expense (reduced by rental income) for operating leases of Vencor and its Consolidated Subsidiaries, determined on a consolidated basis for such period; provided that, for any portion of such period before the Closing Date, "Consolidated Rental Expense" shall be determined on a Combined Basis.

          "Consolidated Subsidiary" means, as to any Person at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date. Unless otherwise specified, "Consolidated Subsidiary" means (i) when used with respect to any time or period before the Merger, a Consolidated Subsidiary of either Vencor or Hillhaven and (ii) when used with respect to any time or period after the Merger, a Consolidated Subsidiary of Vencor.

          "Convertible Subordinated Debt" means (i) Hillhaven's 7-3/4% Convertible Subordinated Debentures due 2002 which were outstanding in the aggregate principal amount of $74,750,000 at June 30, 1995 and (ii) Vencor's 6% Convertible Subordinated Notes due 2002 which were outstanding in the aggregate principal amount of $114,992,000 at June 30, 1995.

          "Credit Event" means (i) the making of a Loan, (ii) the issuance of a Letter of Credit or (iii) the extension of the expiry date of a Letter of Credit.

          "Credit Exposure" means, as to any Bank at any time, the sum of (i) the principal amount of its Term Loans outstanding at such time, determined after giving effect to any assignments by or to such Bank pursuant to Section 11.06(c), (ii) its Revolving Credit Commitment at such time or, if its Revolving Credit Commitment shall have terminated, its Revolving Credit Exposure at such time and (iii) its unused Term Commitment (if any) at such time.

          "Debt" of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) all obligations of such

Person as lessee under Capital Leases, (v) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities, (vi) all obligations of such Person (whether contingent or non-contingent) to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker's acceptance or similar instrument, (vii) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and
(viii) all Debt of others Guaranteed by such Person; provided that neither trade accounts payable arising in the ordinary course of business nor obligations in respect of insurance policies or performance or surety bonds which are not themselves Guarantees of Debt (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same) shall constitute Debt.

          "Default" means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Direct Pay IRB Letter of Credit" has the meaning set forth in
Section 2.06(s).

          "Documentation Agent" means Morgan, in its capacity as documentation agent for the Banks under the Financing Documents, and its successors in such capacity.

          "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City, New York or Charlotte, North Carolina are authorized by law to close.

          "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to Vencor and the Administrative Agent.

          "Eastern Time" means local time in the Eastern time zone of the United States.

          "Effective Date" means the date on which this Agreement becomes effective in accordance with Section 11.10.

          "Election to Participate" means an Election to Participate substantially in the form of Exhibit K hereto.

          "Election to Terminate" means an Election to Terminate substantially in the form of Exhibit L hereto.

          "Enforceable Judgment" means a judgment or order of a court or arbitral or regulatory authority as to which the period, if any, during which the enforcement of such judgment or order is stayed shall have expired. A judgment or order which is under appeal or as to which the time in which to perfect an appeal has not expired shall not be deemed an Enforceable Judgment so long as enforcement thereof is effectively stayed pending the outcome of such appeal or the expiration of such period, as the case may be.

          "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions relating to the environment or to the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

          "Environmental Liabilities" means any and all liabilities of or relating to any of the Combined Companies (including any entity which is, in whole or in part, a predecessor of any of the Combined Companies), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which arise under or relate to matters covered by Environmental Laws.

          "Equity Security" of any Person means any capital stock or other equity security issued by such Person or any warrant, option or other right to purchase or otherwise acquire such an equity security from such Person.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

          "ERISA Group" means the Combined Companies and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any of the Combined Companies, are treated as a single employer under Section 414 of the Internal Revenue Code.

          "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

          "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to Vencor and the Administrative Agent.

          "Euro-Dollar Loan" means (i) a Loan which bears interest at a rate based on the London Interbank Offered Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or (ii) an overdue amount that was a Euro-Dollar Loan immediately before it became overdue.

          "Euro-Dollar Margin" has the meaning set forth in the Pricing
Schedule.

          "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.13.

          "Event of Default" has the meaning set forth in Section 6.01.

          "Evergreen Letter of Credit" means a Letter of Credit that is automatically renewed or extended unless the relevant LC Issuing Bank gives notice to the account party and/or beneficiary thereof stating that such Letter of Credit will not be extended or renewed.

          "Executive Officer" means any "executive officer" (within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934, as amended) of Vencor.

          "Existing Letters of Credit" means the letters of credit issued by the LC Issuing Banks before the Closing Date and listed in Schedule II hereto.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest

1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that
(i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and
(ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

          "Final Maturity Date" means March 31, 2001.

          "Financial Accommodations" means arrangements for the extension of credit or other financial accommodation to one or more of the Combined Companies, including committed or uncommitted lines of credit for advances or other financial accommodation, letters of credit, performance and surety bonds and the like, committed or uncommitted agreements for the purchase of accounts receivable or other financial assets, with or without recourse or repurchase obligation, forward and future contracts for purchase of bullion or foreign currencies and other similar arrangements and interest rate swaps and other similar arrangements, but excluding trade accounts payable arising in the ordinary course of business.

          "Financial Officer" means the principal financial officer, principal accounting officer or treasurer of Vencor.

          "Financing Documents" means this Agreement, the Notes, the Collateral Documents and any Substitute Reimbursement Agreement that Vencor designates as an additional Financing Document after the Closing Date pursuant to Section 2.06(s).

          "First Healthcare" means First Healthcare Corporation, a Delaware corporation, and its successors.

          "First Healthcare's Existing Credit Agreement" means the Credit Agreement dated as of September 1, 1993, as amended, among First Healthcare, as Borrower, The Hillhaven Corporation, as Guarantor, the banks referred to therein, the LC issuing banks referred to therein, Morgan, as agent,

Chemical Bank, as administrative agent, and Morgan Delaware, as collateral agent.

         "Fiscal Quarter" means a fiscal quarter of Vencor.

         "Fiscal Year" means a fiscal year of Vencor.

         "GAAP" means generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by Vencor's independent public accountants) with the most recent audited consolidated financial statements of Vencor and its Consolidated Subsidiaries theretofore delivered to the Banks. The term "GAAP" includes treating the Merger as a "polling of interests" transaction as contemplated by the Merger Agreement, and any other accounting treatment of the Merger would constitute a change in GAAP for purposes of Section 1.02.

         "General Purpose Loan" means a loan made by a Bank to a Borrower pursuant to Section 2.01(c); provided that if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "General Purpose Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

         "Group of Loans" means at any time a group of Loans consisting of (i) all Loans of the same Class that are made to the same Borrower and are Base Rate Loans at such time, (ii) all Loans of the same Class that are made to the same Borrower and are Euro-Dollar Loans having the same Interest Period at such time or (iii) all Loans of the same Class that are made to the same Borrower and are Adjusted CD Loans having the same Interest Period at such time; provided that, if Loans of any particular Bank are converted to or made as Base Rate Loans pursuant to Section 8.02 or 8.05, such Loans shall be included in the same Group or Groups of Loans from time to time as they would have been in if they had not been so converted or made.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) to reimburse a bank for drawings under a letter of credit for the purpose of paying such Debt or (iii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee", when used as a verb, has a corresponding meaning.

         "Hazardous Substances" means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, whether or not regulated under Environmental Laws.

         "Hillhaven" means The Hillhaven Corporation, a Nevada corporation, and its successors.

         "Hillhaven Funding's Existing Liquidity Agreement" means the Amended and Restated Liquidity Agreement, dated as of April 29, 1994, among Hillhaven Funding Corporation, Bank of America National Trust and Savings Association and Seattle-First National Bank, as Banks, and Bank of America National Trust and Savings Association, as agent for the Banks.

         "Hillhaven's Series C Preferred Stock" means Hillhaven's 8-1/4% Cumulative Non-Voting Series C Preferred Stock.

         "Hillhaven's Series D Preferred Stock" means (i) Hillhaven's Payable-in-Kind Non-Voting Series D Preferred stock and (ii) additional shares of such preferred stock issued in lieu of cash dividends in accordance with the terms of such preferred stock.

         "Indemnitee" has the meaning set forth in Section 11.03(b).

         "Information Memorandum" means the confidential financing memorandum dated July 21, 1995 furnished to the Banks in connection with the transactions contemplated hereby.

         "Interest Period" means: (1) with respect to each Euro-Dollar Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the relevant Borrower may elect in the applicable notice; provided that:

                 (a) any Interest Period that would otherwise end on a day that is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                 (b) any Interest Period that begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to the provisions of clause (c) of this proviso, end on the last Euro-Dollar Business Day of a calendar month; and

                 (c) if any Interest Period includes a date on which a payment of principal of the Loans is required (as of the commencement of such Interest Period) to be made under subsection (a) or (b) of
         Section 2.08 or subsection (a)(iii) of Section 2.09 but does not end on such date, then (i) the principal amount (if any) of each Euro-Dollar Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Euro-Dollar Loan shall have an Interest Period determined as set forth above;

(2) with respect to each CD Borrowing, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 30, 60, 90 or 180 days thereafter, as the relevant Borrower may elect in the applicable notice; provided that:

                 (a) any Interest Period (other than an Interest Period determined pursuant to clause (b)(i) of this proviso) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

                 (b) if any Interest Period includes a date on which a payment of principal of the Loans is required

         (as of the commencement of such Interest Period) to be made under subsection (a) or (b) of Section 2.08 or subsection (a)(iii) of
         Section 2.09 but does not end on such date, then (i) the principal amount (if any) of each CD Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such CD Loan shall have an Interest Period determined as set forth above.

         "Interest Type" has the meaning set forth in Section 1.03.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "IRB Debt" means industrial revenue bonds or similar instruments issued for the benefit of a Combined Company or a partnership in which a Combined Company is a general partner (or for which a Combined Company is otherwise liable).

         "Investment" means, with respect to any Person (the "Investor"), any investment by the Investor in any other Person, whether by means of share purchase, capital contribution, loan, advance, purchase of Debt, payment in respect of a Guarantee of Debt, time deposit or otherwise.

         "Investment Grade Rating" means a rating of senior long-term unsecured debt securities of Vencor without any third-party credit enhancement as (i) BBB- or higher by S&P and (ii) Baa3 or higher by Moody's.

         "LC Exposure" means, with respect to any Bank at any time, its Revolving Credit Percentage of the LC Liabilities at such time.

         "LC Fee Rate" means a rate per annum determined in accordance with the Pricing Schedule.

         "LC Indemnitees" has the meaning set forth in Section 2.06(o).

         "LC Issuing Bank" means National City Bank, Kentucky, PNC Bank, National Association, Seattle First National Bank, Wachovia Bank of North Carolina, N.A., and their successors, and any other Bank which Vencor shall have designated as an "LC Issuing Bank" by notice to the Administrative Agent, each in its capacity as an LC Issuing Bank under the letter of credit facility described in Section 2.06.

         "LC Liabilities" means at any time the sum, without duplication, of
(i) the aggregate amount that is (or may thereafter become) available for drawing under all Letters of Credit outstanding at such time and (ii) the aggregate unpaid amount of all LC Reimbursement Obligations outstanding at such time; provided that, until the standby letters of credit described in Section 2.06(t) are issued, an aggregate amount of $21,000,000 shall be reserved to permit the issuance thereof and shall be deemed to be included in LC Liabilities (and therefore also included in the Revolving Credit Exposures for purposes of Sections 2.01(b), 2.01(c) and 2.06(b)).

         "LC Office" means, with respect to any LC Issuing Bank, the office at which it books any Letter of Credit issued by it.

         "LC: Payment Date" has the meaning set forth in Section 2.06(i).

         "LC Reimbursement Obligations" means, at any time, all obligations of the Borrowers to reimburse the LC Issuing Banks pursuant to Section 2.06 for amounts paid by the LC Issuing Banks in respect of drawings under Letters of Credit, including any portion of any such obligation to which a Bank has become subrogated pursuant to Section 2.06(k)(i).

         "Letter of Credit" means any Existing Letter of Credit or Additional Letter of Credit.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset or any other arrangement the economic effect of which is to give a creditor preferential access to such asset to satisfy its claim. For the purpose of this Agreement, any Combined Company shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement or other title retention agreement relating to such asset or any Capital Lease.

         "Loan" means any Term Loan, Project Loan or General Purpose Loan, and "Loans" means any or all of the foregoing, as the context may require.

         "London Interbank Offered Rate" has the meaning set forth in Section 2.04(c).

         "Material Adverse Effect" means (i) any material adverse effect upon the condition (financial or otherwise), results of operations, business or prospects of the Combined Companies, taken as a whole, (ii) a material adverse effect on the validity, binding effect or enforceability of any Financing Document or (iii) a material adverse effect on the validity, perfection or priority of any Lien on any of the Collateral created or purported to be created under the Collateral Documents.

         "Material Debt" means Debt (other than Debt arising under this Agreement) of Vencor and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate outstanding principal amount of $25,000,000 or more.

         "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

         "Merger" means the merger of Hillhaven with and into Vencor (with Vencor as the surviving corporation) pursuant to the Merger Agreement.

         "Merger Agreement" means the Agreement and Plan of Merger dated as of July 31, 1995 between Vencor and Hillhaven in the form included in Vencor's Form S-4.

         "Minority-Owned Affiliate" means any Person (other than a Subsidiary) in which (i) the Combined Companies own 10% or more of any class of capital stock or other equity interests or (ii) any Combined Company is a general partner.

         "Moody's" means Moody's Investors Service, Inc.

         "Morgan" means Morgan Guaranty Trust Company of New York and its successors.

         "Morgan Delaware" means J.P. Morgan Delaware and its successors.

         "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001 (a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "NationsBank" means NationsBank, N.A. (Carolinas), and its successors.

         "Nationwide" means Nationwide Care, Inc., an Indiana corporation, and its successors.

         "Nationwide's Existing Credit Agreement" means the Amended and Restated Credit Agreement dated as of July 1, 1995, as amended, among Nationwide, Nationwide Funding Corporation, Hillhaven and Bank one.

         "NME Guarantee Reimbursement Agreement" means the Guarantee Reimbursement Agreement dated as of January 31, 1990, as amended, between National Medical Enterprises, Inc. and Hillhaven.

         "Non-Consolidated Partnership" means any partnership (other than a Consolidated Subsidiary) in which a Combined Company is a general partner.

         "Note" means a promissory note of a Borrower payable to the order of a Bank evidencing such Borrower's obligation to repay the Loans of a specific Class or of a specific Interest Type and Class made by such Bank to such Borrower. Each Note shall be substantially in the form of Exhibit A, B or C hereto, as the case may be for the relevant Class (modified as provided in Section 2.03(b), if applicable). "Notes" means any or all of such promissory notes, as the context may require.

         "Notice of Borrowing" has the meaning set forth in Section 2.02(a).

         "Notice of Interest Rate Election" has the meaning set forth in
Section 2.05(a).

         "Optional Additional Collateral" has the meaning set forth in the security Agreement.

         "Parent" means, with respect to any Bank, any Person controlling such Bank.

         "Participant" has the meaning set forth in Section 11.06(b).

         "PBGC" means the Pension Benefit Guaranty corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Encumbrances" means, with respect to any real property owned or leased by any of the Combined Companies:

                 (a) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of such Combined Company, in accordance with GAAP;

                 (b) carriers', warehousemen's, mechanics', materialmens', repairmens' or other like Liens arising by operation of law in the ordinary course of business so long as (A) the underlying obligations are not overdue for a period of more than 60 days or (B) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of such Combined Company, in accordance with GAAP; and

                 (c) other Liens or title defects (including matters which an accurate survey might disclose) which (x) do not secure Debt and
         (y) do not materially detract from the value of such real property or materially impair the use thereof by such Combined Company in the operation of its business.

         "Permitted Intercompany Debt" means:

                 (a)      Debt of Vencor owing to any Subsidiary;

                 (b) Debt of any Subsidiary owing to Vencor; provided that such Debt is either evidenced by a promissory note or maintained in the form of open account balances in which, in either case, the Collateral Agent possesses a first priority, perfected security interest under the Security Agreement at all times until such security interest is released pursuant to Section 16 thereof; and

                 (c)      Debt of any Subsidiary owing to any other Subsidiary.

         "Permitted Liens" means Liens permitted to exist under Section 5.09.

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "Pre-Closing Period" means (i) with respect to Vencor and its Subsidiaries, the period from June 30, 1995 to the Closing Date, (ii) with respect to Hillhaven and its Subsidiaries (other than Nationwide and its affiliates), the period from May 31, 1995 to the Closing Date and (iii) with respect to Nationwide and its affiliates, the period from December 31, 1994 to the Closing Date.

         "Pricing Level" has the meaning set forth in the Pricing Schedule.

         "Pricing Schedule" means the Pricing Schedule attached hereto.

         "Prime Rate" means the rate of interest publicly announced by the Administrative Agent in New York City from time to time as its Prime Rate.

         "Project Loan" means (i) a loan made by a Bank to a Borrower pursuant to Section 2.01(b) or (ii) a loan resulting from a Bank's purchase of an interest in Bank One's outstanding loans to Nationwide pursuant to Section 2.01(f) ; provided that if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Project Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

         "Project mortgage Notes" means the promissory notes secured by Project Mortgages that are included in the collateral from time to time pursuant to
Section 3(D) of the Security Agreement.

         "Project Mortgages" means mortgages, deeds of trust and similar instruments relating to facilities financed with the proceeds of Project Loans (or the proceeds of Debt refinanced by Project Loans).

         "Qualification" means, with respect to any report of independent public accountants covering financial statements, a qualification to such report (such as a "subject to" or "except for" statement therein) (i) resulting from a limitation on the scope of examination of such financial statements or the underlying data, (ii) as to the capability of the Person whose financial statements are certified to continue operations as a going concern or (iii) which could be eliminated by changes in financial statements or notes thereto covered by such report (such as, by the creation of or increase in a reserve or a decrease in the carrying value of assets); provided that neither of the following shall constitute a Qualification: (a) a consistency exception relating to a change in accounting principles with which the independent public accountants for the Person whose financial statements are being examined have concurred or (b) a qualification relating to the outcome or disposition of any uncertainty, including but not limited to threatened litigation, pending litigation being contested in good faith, pending or threatened claims or other contingencies, the impact of which litigation, claims, contingencies or uncertainties cannot be determined with sufficient certainty to permit quantification in such financial statements.

         "Rate Period" has the meaning set forth in the Pricing Schedule.

         "Regulated Activity" means any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Substance.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Release" means any discharge, emission or release, including a Release as defined in CERCLA at 42 U.S.C. Section 9601(22). The term "Release", when used as a verb, has a corresponding meaning.

         "Requesting Borrower" means (i) for each Existing Letter of Credit, the Borrower identified on Schedule II hereto as the Requesting Borrower for such Existing Letter of Credit and (ii) for each Additional Letter of Credit, the

Borrower that requests the relevant LC Issuing Bank to issue such Additional Letter of Credit pursuant to Section 2.06(b).

         "Required Banks" means at any time Banks having more than 50% of the aggregate amount of the Credit Exposures of all the Banks at such time.

         "Restricted Payment" means (i) any dividend or other distribution on any Equity Securities of Vencor (except dividends payable solely in Equity Securities of the same class) and (ii) any payment on account of the purchase, redemption, retirement or acquisition of any such Equity Securities of Vencor.

         "Revolving Credit Commitment" means (i) with respect to any Bank listed on Schedule I hereto, the amount set forth opposite the name of such Bank under the heading "Revolving Credit Commitments" in Schedule I hereto or
(ii) with respect to any Assignee, the amount of the transferor Bank's Revolving Credit commitment assigned to such Assignee pursuant to Section 11.06(c), in each case as such amount may be reduced from time to time pursuant to Section 2.09 or changed as a result of an assignment pursuant to Section 11.06(c).

         "Revolving Credit Exposure" means, with respect to any Bank at any time, the sum of (i) the aggregate outstanding principal amount of its Project Loans at such time, (ii) the aggregate outstanding principal amount of its General Purpose Loans at such time and (iii) its LC Exposure at such time.

         "Revolving Credit Percentage" means, with respect to any Bank at any time, the percentage equivalent to a fraction the numerator of which is the amount of such Bank's Revolving Credit Commitment at such time and the denominator of which is the aggregate amount of all the Revolving Credit Commitments at such time.

         "S&P" means Standard and Poor's Ratings Group.

         "SEC" means the United States Securities and Exchange commission.

         "Security Agreement" means the Security Agreement dated as of September 11, 1995 among Vencor, First Healthcare and the Collateral Agent, substantially in the form of Exhibit D hereto.

         "Subsidiary" means, as to any Person, (i) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person or (ii) any partnership that, in accordance with GAAP, is a Consolidated Subsidiary of such Person. Unless otherwise specified, "Subsidiary" means a Subsidiary of Vencor.

         "Subsidiary Borrower" means any Borrower other than Vencor.

         "Substitute Reimbursement Agreement" has the meaning set forth in
Section 2.06(s).

         "10 1/8% Subordinated Notes" means Hillhaven's 101/8% Senior Subordinated Notes due 2001 which were outstanding in the aggregate principal amount of $174,494,142 at June 30, 1995.

         "Term Commitment" means (i) with respect to any Bank listed on
Schedule I hereto, the amount set forth opposite its name under the heading "Term Commitments" in Schedule I hereto or (ii) with respect to any Assignee, the amount of the transferor Bank's Term Commitment assigned to such Assignee pursuant to Section 11.06(c), in each case as such amount may be reduced from time to time pursuant to Section 2.09 or changed as a result of an assignment pursuant to Section 11.06(c).

         "Term Loan" means a loan made by a Bank to a Borrower during the Term Loan Availability Period pursuant to Section 2.01(a); provided that if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Term Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

         "Term Loan Availability Period" means a period of 14 Business Days commencing on and including the Closing Date.

         "UCC" has the meaning set forth in Section 1 of the Security Agreement.

         "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title I of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

         "Vencor" means Vencor, Inc., a Delaware corporation, and its successors.

         "Vencor's Existing Credit Agreement" means the Fourth Amended and Restated Loan Agreement dated as of January 30, 1995 among Vencor, the banks party thereto and National City Bank, Kentucky, as agent for such Banks, as amended from time to time.

         "Vencor's Form S-4" means Amendment No. 3 to the registration statement on Form S-4 filed by Vencor with the SEC on August 11, 1995.

         "Wholly-Owned Domestic Subsidiary" means at any time any Subsidiary that meets the following three conditions at such time: (i) such Subsidiary is a corporation incorporated under the laws of a state of the United States, (ii) such Subsidiary conducts its business and its transactions under this Agreement in such a way that no Taxes are required to be withheld or otherwise deducted from payments made by it hereunder under the laws of any jurisdiction outside the United States and (iii) all of the outstanding Equity Securities of such Subsidiary are at the time owned, directly or indirectly, by Vencor.

         SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; provided that, if Vencor notifies the Documentation Agent that Vencor wishes to amend any provision hereof to eliminate the effect of any change in GAAP on the operation of such provision (or if the Documentation Agent notifies Vencor that the Required Banks wish to amend any provision hereof for such purpose), then compliance with such provision shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to Vencor and the Required Banks.

         SECTION 1.03. Classes and Types of Loans. Loans hereunder are distinguished by "Class" and by "Interest Type". The "Class" of a Loan refers to whether such Loan is a Term Loan, a Project Loan or a General Purpose Loan, each of which constitutes a Class. The "Interest Type" of a Loan refers to whether such Loan is a Euro-Dollar Loan, a CD Loan or a Base Rate Loan. Identification of a Loan by both Class and Interest Type (e.g., a "General Purpose Euro-Dollar Loan") indicates that such Loan is both a General Purpose Loan and a Euro-Dollar Loan. Identification of a Borrowing or Group of Loans by Class and/or Interest Type indicates that such Borrowing or Group of Loans is comprised of Loans of the specified Class and/or Interest Type.

         SECTION 1.04. Other Definitional Provisions. References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" are to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.01 may, unless the context otherwise requires, be used in the singular or plural depending on the reference. "Include", "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing, facsimile and other means of reproducing words on paper. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                                   ARTICLE II

                                 THE FACILITIES

         SECTION 2.01.  Commitments to Lend.

         (a) Term Loans. Subject to the terms and conditions set forth in this Agreement, each Bank severally agrees to make one or more term loans to the Borrowers pursuant to this subsection (a) from time to time during the Term Loan Availability Period; provided that the aggregate principal amount of all term loans made by such Bank under this subsection (a) shall not exceed its Adjusted Term Commitment. Each Borrowing under this subsection (a) shall be made from the several Banks ratably in proportion to their respective Adjusted Term Commitments.

         (b) Project Loans. Subject to the terms and conditions set forth in this Agreement, each Bank severally agrees to make loans to the Borrowers pursuant to this subsection (b) from time to time during the period from and including the Closing Date to but excluding the Final Maturity Date; provided that, immediately after each such loan is made, such Bank's Revolving Credit Exposure shall not exceed its Revolving Credit Commitment. Each Borrowing under this subsection (b) shall be made from the several Banks ratably in proportion to their respective Revolving Credit Commitments.

         (c) General Purpose Loans. Subject to the terms and conditions set forth in this Agreement, each Bank severally agrees to make loans to the Borrowers pursuant to this subsection (c) from time to time during the period from and including the Closing Date to but excluding the Final Maturity Date; Provided that, immediately after each such loan is made, such Bank's Revolving Credit Exposure shall not exceed its Revolving Credit Commitment. Each Borrowing under this subsection (c) shall be made from the several Banks ratably in proportion to their respective Revolving Credit Commitments.

         (d)     Amount of Each Borrowing.  Each Borrowing under this Section
2.01 shall be in an aggregate principal amount of (i) $5,000,000 or any larger multiple of $1,000,000 in the case of a Euro-Dollar Borrowing or a CD Borrowing or (ii) $1,000,000 or any larger multiple of $100,000 in the case of a Base Rate Borrowing (except that any Borrowing of Term Loans may be in an aggregate amount equal to the aggregate unused amount of the Term Commitments and any Borrowing of Project Loans or General Purpose Loans may be in an aggregate amount equal to the aggregate unused amount of the Revolving Credit Commitments).

         (e) Ability to Repay and Reborrow. Within the limits specified in this Agreement, the Borrowers may borrow pursuant to subsection (b) or (c) of this Section 2.01, repay Project Loans or General Purpose Loans and reborrow pursuant to subsection (b) or (c) of this Section.

         (f) Purchase of Existing Nationwide Loans. Subject to the terms and conditions set forth in this Agreement, each Bank severally agrees to purchase from Bank

One on the Closing Date an undivided interest in the loans then outstanding to Nationwide under Nationwide's Existing Credit Agreement. Such purchase shall be made by the several Banks, ratably in proportion to their respective Revolving Credit Commitments, for an aggregate purchase price equal to the then outstanding principal amount of such loans. Concurrently with such purchase, Nationwide shall pay to Bank One all interest accrued on such outstanding loans to but excluding the Closing Date and all other amounts then due and payable to Bank One under Nationwide's Existing Credit Agreement. Immediately after such purchase, the terms and conditions applicable to such loans shall, without further action by any of the parties hereto, be amended and restated to be the terms and conditions applicable to Project Loans made pursuant to subsection
(b) of this Section, and each Bank's undivided interest therein shall thereafter be deemed to be a Project Loan outstanding from such Bank to Nationwide hereunder. The initial Interest Type of such Project Loans and the duration of the initial Interest Period applicable thereto shall be specified by Vencor in a Notice of Borrowing given pursuant to Section 2.02 as if such Project Loans comprised a Borrowing to be made by Nationwide hereunder on the Closing Date.

         SECTION 2.02. Method of Borrowing. (a) Vencor shall give the Administrative Agent notice, substantially in the form of Exhibit M hereto (a "Notice of Borrowing"), not later than 12:00 Noon (Eastern Time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

        (i)      the name of the Borrower;

        (ii) the proposed date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

        (iii)    the aggregate amount of such Borrowing;

        (iv) the Class and Interest Type of the Loans comprising such Borrowing; and

        (v) in the case of a CD Borrowing or a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

No Notice of Borrowing shall create a new Group of Loans if, immediately after giving effect thereto, there would be more than 25 Groups of Loans (other than Base Rate Loans) outstanding hereunder.

         (b) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing, and such Notice of Borrowing shall not thereafter be revocable by the relevant Borrower.

         (c) Not later than (i) 2:00 P.M. (Eastern Time) on the date of each Base Rate Borrowing and (ii) 1:00 P.M. (Eastern Time) on the date of each other Borrowing, each Bank shall make available its ratable share of such Borrowing, in Federal or other immediately available funds, to the Administrative Agent at its address for payments specified in or pursuant to
Section 11.01. Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the relevant Borrower on such date at the Administrative Agent's aforesaid address.

         (d) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with
Section 2.02(c) and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the relevant Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of such Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.04, and
(ii) in the case of such Bank, a rate per annum equal to (x) for each day from the date such amount is made available to such Borrower to the third succeeding Domestic Business Day, inclusive, the Federal Funds Rate for such day as determined by the Administrative Agent and (y) for each day thereafter until the date such amount is repaid to the Administrative

Agent, the sum of 2% plus the Base Rate for such day. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

         SECTION 2.03. Notes. (a) Each Bank's Loans of each Class to each Borrower shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans of such Class to such Borrower.

         (b) Each Bank may, by notice to Vencor and the Documentation Agent, request that its Loans to each Borrower of a particular Interest Type and Class be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in the appropriate form for such Class, with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant Interest Type. Each reference in this Agreement to the "Notes" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

         (c) Upon receipt of each Bank's Notes pursuant to Section 3.01(b), the Documentation Agent shall forward such Notes to such Bank. Each Bank shall record the Interest Type, date and amount of each Loan made by it and the date and amount of each payment of principal made by the relevant Borrower with respect thereto, and may, in connection with any transfer or enforcement of any of its Notes, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to the then outstanding Loans evidenced by such Note; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of any Borrower under any of the Financing Documents. Each Bank is hereby irrevocably authorized by each Borrower so to endorse its Notes and to attach to and make a part of its Notes a continuation of any such schedule as and when required.

         SECTION 2.04. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Loan is made (or is converted to a Base Rate Loan) to but excluding the date it becomes due (or is converted to a Euro-Dollar Loan or CD Loan), at a rate per annum equal to the sum of the Base Rate for such day plus the Base Rate Margin (if any) for such day. Such interest shall be payable quarterly in arrears on the last Domestic Business Day of each calendar quarter and, with respect to the principal amount of any Base Rate Loan converted to a Euro-Dollar Loan or CD Loan, on the date such Base Rate Loan is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

         (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan or any portion thereof shall, as a result of clause (2)(b)(i) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day.

         The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                                  [ CDBR       ]*
                          ACDR =  [ ---------- ]   + AR
                                  [ 1.00 - DRP ]
                          ACDR =   Adjusted CD Rate
                          CDBR =   CD Base Rate
                           DRP =   Domestic Reserve Percentage
                            AR =   Assessment Rate

________________

* The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

         The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (Eastern Time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from NationsBank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of NationsBank to which such Interest Period applies and having a maturity comparable to such Interest Period.

         "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York city having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

         "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

         (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, three months after the first day thereof.

         The "London Interbank Offered Rate" applicable to any Interest Period means (i) the rate per annum, for deposits in dollars for a maturity most nearly comparable to such Interest Period which appears on page 3740 or 3750, as applicable, of the Dow Jones Telerate Screen as of 11:00 A.M. (Eastern time) two Euro-Dollar Business Days before the first day of such Interest Period or
(ii) if such a rate does not appear on such page, the rate per annum at which deposits in dollars are offered to the principal London office of NationsBank in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of NationsBank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

         (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid, at a rate per annum equal to the sum of 2% plus the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to NationsBank are offered to NationsBank in the London interbank market for the applicable period determined as provided above by (y)
1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

         (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to Vencor and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         (f) NationsBank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated hereby upon receipt of notice from the Administrative Agent that it has received a Notice of Borrowing or a Notice of Interest Rate Election. If NationsBank does not furnish a timely quotation, the provisions of Section 8.01 shall apply.

         SECTION 2.05. Method of Electing Interest Rates. (a) The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the relevant Borrower in the applicable Notice of Borrowing. Thereafter, such Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article VIII), as follows:

        (i) such Borrower may elect to convert the Base Rate Loans of any Class to Euro-Dollar Loans of the same Class as of any Euro-Dollar Business Day or to CD Loans of the same Class as of any Domestic Business Day; provided that notice of such election may not be given if an Event of Default shall have occurred and be continuing on the third Euro-Dollar Business Day before such conversion is to be effective (in the case of a conversion to Euro-Dollar Loans) or the second Domestic Business Day before such conversion is to be effective (in the case of a conversion to CD Loans);

        (ii) such Borrower may elect to convert any Group of CD Loans of any Class to Euro-Dollar Loans of the same Class or to Base Rate Loans of the same Class or to continue such Loans as CD Loans of the same Class for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans; and

        (iii) such Borrower may elect to convert any Group of Euro-Dollar Loans of any Class to Base Rate Loans of the same Class or to CD Loans of the same Class or elect to continue such Loans as Euro-Dollar Loans of the same Class for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Administrative Agent not later than 12:00 Noon (Eastern
Time) on the third Euro-Dollar Business Day (or the second Domestic Business Day in the case of a conversion to CD Loans) before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group, (ii) the portion to which such notice applies, and the remaining portion to which it does not apply, are each at least $5,000,000 (if such portion is to be comprised of CD Loans or Euro-Dollar Loans) or at least $1,000,000 (if such portion is to be comprised of Base Rate

Loans) and (iii) immediately after giving effect to such Notice of Interest Rate Election, there shall be no more than 25 Groups of Loans (other than Base Rate Loans) outstanding hereunder.

        (b)      Each Notice of Interest Rate Election shall specify:

        (i) the Class and Group of Loans (or portion thereof) to which such notice applies;

        (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of Section 2.05(a);

        (iii) if the Loans comprising such Group are to be converted, the new Interest Type of Loans and, if such Loans are to be converted to Euro-Dollar Loans of the same Class or CD Loans of the same Class, the duration of the initial Interest Period applicable thereto; and

        (iv) if such Loans are to be continued as Euro-Dollar Loans of the same Class or CD Loans of the same Class for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

         (c) Upon receipt of a Notice of Interest Rate Election from the relevant Borrower pursuant to Section 2.05(a), the Administrative Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by such Borrower. If the relevant Borrower fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent for any Group of Euro-Dollar Loans or CD Loans, such Loans shall be converted to Base Rate Loans on the last day of the then current Interest Period applicable thereto.

         SECTION 2.06. Letters of Credit. (a) Existing Letters of Credit on the Closing Date, each LC Issuing Bank that has issued an Existing Letter of Credit shall be deemed, without further action by any party hereto, to have sold to each other Bank, and each such Bank shall be deemed, without further action by any party hereto, to have purchased from such LC Issuing Bank, a participation in such Existing Letter of Credit and the related LC Liabilities equal to such Bank's Revolving Credit Percentage thereof. With respect to each Existing Letter of Credit (i) if the relevant LC Issuing Bank has heretofore sold a participation therein (under First Healthcare's Existing Credit Agreement, Vencor's Existing Credit Agreement or otherwise) to a bank or financial institution that is a party hereto, such bank or financial institution and such LC Issuing Bank agree that such participation shall be automatically canceled on the Closing Date without further action by any of the parties thereto and (ii) if the relevant LC Issuing Bank has heretofore sold a participation therein to any bank or financial institution that is not a party hereto, such LC Issuing Bank shall exercise its best efforts to cause such participation to be canceled on or before the Closing Date. On and after the Closing Date each Existing Letter of Credit shall constitute a Letter of Credit for all purposes hereof.

        (b) Issuance of Additional Letters of Credit. Any LC Issuing Bank may, but shall not be obligated to, issue a letter of credit at the request of any Borrower pursuant to this subsection (b) from time to time during the period from and including the Closing Date to but excluding the date that is 30 days before the Final Maturity Date; provided that, immediately after each such letter of credit is issued and participations therein are sold to the Banks as provided in this subsection (b):

        (i) the aggregate amount of the LC Liabilities then outstanding shall not exceed $150,000,000 and

        (ii) no Bank's Revolving Credit Exposure shall exceed its Revolving Credit Commitment.

Upon the issuance by any LC Issuing Bank of an Additional Letter of Credit pursuant to this subsection (b), such LC Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each other Bank, and each such Bank shall be deemed, without further action by any party hereto, to have purchased from such LC Issuing Bank, a participation in such Additional Letter of Credit and the related LC Liabilities equal to such Bank's Revolving Credit Percentage thereof.

        (c) Expiry Dates. No Letter of Credit shall have an expiry date later than the fifth Domestic Business Day before the Final Maturity Date.

        (d) Notice of Proposed Issuance. With respect to each Additional Letter of Credit, the Requesting Borrower shall give the relevant LC Issuing Bank and the

Administrative Agent at least three Domestic Business Days' prior notice (i) specifying the date such Additional Letter of Credit is to be issued, (ii) describing the proposed terms of such Additional Letter of Credit and the nature of the transactions proposed to be supported thereby and (iii) specifying the Account Party for such Additional Letter of Credit, which may be the Requesting Borrower, any of its subsidiaries or any partnership in which it is a general partner or any other entity managed by it. Upon receipt of such notice, the Administrative Agent shall promptly notify each Bank of the contents thereof.

        (e) Conditions to Issuance. No LC Issuing Bank shall issue any Additional Letter of Credit unless:

        (i) such Letter of Credit shall be satisfactory in form and substance to such LC Issuing Bank,

        (ii) the Requesting Borrower shall have executed and delivered such other instruments and agreements relating to such Additional Letter of Credit as such LC Issuing Bank shall have reasonably requested,

        (iii) if the Account Party for such Letter of Credit is not the Requesting Borrower, such Account Party shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as such LC Issuing Bank shall have reasonably requested,

        (iv) if such Letter of Credit is a Direct Pay IRB Letter of Credit, the Administrative Agent shall have notified the relevant LC Issuing Bank pursuant to Section 2.06(s) that the form of the Underlying LC Documents is satisfactory, the applicable conditions specified in Section 2.06(s)(ii) shall have been satisfied and such Direct Pay IRB Letter of Credit shall be issued prior to March 31, 2000;

        (v) such LC Issuing Bank shall have confirmed with the Administrative Agent on the date of such issuance that the limitations specified in clauses (i) and (ii) of subsection (b) of this Section will not be exceeded immediately after such Letter of Credit is issued and

        (vi) such LC Issuing Bank shall not have been notified in writing by any Borrower, the Administrative Agent, the Documentation Agent or the Required Banks that any condition specified in clause (c) or (d) of

         Section 3.02 is not satisfied on the date such Letter of Credit is to be issued.

         (f) Notice of Proposed Extensions of Expiry Dates. The relevant LC Issuing Bank or Vencor shall give the Administrative Agent at least three Domestic Business Days' notice before such LC Issuing Bank extends (or allows an automatic extension of) the expiry date of any Letter of Credit issued by it (whether such extension results from a request therefor by the Requesting Borrower or, in the case of an Evergreen Letter of Credit, from the absence of a request by the Requesting Borrower for the termination thereof). Such notice shall (i) identify such Letter of Credit, (ii) specify the date on which such extension is to be made (or the last day on which such LC Issuing Bank can give notice to prevent such extension from occurring) and (iii) specify the date to which such expiry date is to be so extended. Upon receipt of such notice, the Administrative Agent shall promptly notify each Bank of the contents thereof. No LC Issuing Bank shall extend (or allow the extension of) the expiry date of any Letter of Credit if (x) the extended expiry date would be after the fifth Domestic Business Day before the Final Maturity Date or (y) such LC Issuing Bank shall have been notified by the Administrative Agent, the Documentation Agent or the Required Banks that any condition specified in clause (c) or (d) of Section 3.02 is not satisfied on the date such Letter of Credit is to be extended.

         (g) Notice of Actual Issuances and Extensions. Promptly upon issuing any Additional Letter of Credit or extending any Letter of Credit (or allowing any Evergreen Letter of Credit to be extended), the relevant LC Issuing Bank will notify the Administrative Agent of the date of such Letter of Credit, the amount thereof, the beneficiary or beneficiaries thereof and the expiry date or extended expiry date thereof. Upon receipt of such notice the Administrative Agent shall promptly notify each Bank of the contents thereof and the amount of such Bank's participation in the relevant Letter of Credit. Promptly upon issuing any Additional Letter of Credit, the relevant LC Issuing Bank will send a copy of such Additional Letter of Credit to the Administrative Agent.

         (h) Fees. Each Requesting Borrower (or Vencor on its behalf) shall pay to the Administrative Agent, for the account of the Banks ratably in accordance with their respective Revolving Credit Percentages, a letter of credit fee for each day at the LC Fee Rate on the aggregate amount available for drawings (whether or not conditions for drawing thereunder have been satisfied) under all Letters of Credit issued at the request of such Requesting Borrower and remaining outstanding at the close of business on such day. Such letter of credit fee shall be payable with respect to each Letter of Credit in arrears on the last Domestic Business Day of each calendar quarter for so long as such Letter of Credit is outstanding and on the final expiry date thereof. Each Requesting Borrower (or Vencor on its behalf) shall pay to each LC Issuing Bank additional fronting fees, quarterly in arrears, and reasonable expenses in the amounts and at the times agreed between such Requesting Borrower and such LC Issuing Bank.

         (i) Drawings. Upon receiving a demand for payment under any Letter of Credit from the beneficiary thereof, the relevant LC Issuing Bank shall determine in accordance with the terms of such Letter of Credit whether such demand for payment should be honored. If such LC Issuing Bank determines that any such demand for payment should be honored, such LC Issuing Bank shall
(i) promptly notify Vencor and the Administrative Agent as to the amount to be paid by such LC Issuing Bank as a result of such demand and the date on which such amount is to be paid (an "LC Payment Date") and (ii) on such LC Payment Date make available to such beneficiary in accordance with the terms of such Letter of Credit the amount of the drawing under such Letter of Credit.

         (j) Reimbursement and Other Payments by the Relevant Borrower. (A) If any amount is drawn under any Letter of Credit, the Requesting Borrower irrevocably and unconditionally agrees to reimburse the relevant LC Issuing Bank for all amounts paid by such LC Issuing Bank upon such drawing, together with any and all reasonable charges and expenses which such LC Issuing Bank may pay or incur relative to such drawing and interest on the amount drawn at the Federal Funds Rate for each day from and including the date such amount is drawn to but excluding the date such reimbursement payment is due and payable. Such reimbursement payment shall be due and payable at or before 3:00 P.M. (Eastern Time) (x) on the relevant LC Payment Date if such LC Issuing Bank notifies such Requesting Borrower of such drawing before 11:00 A.M. (Eastern
Time) on such date or (y) on the date such notice is given, if such notice is given after the LC Payment Date; provided that any notice given to a Requesting Borrower after 11:00 A.M. (Eastern Time) on any day shall be deemed for purposes of the foregoing clause (y) to have been given on the next succeeding Domestic Business Day.

         (B) In addition, each Requesting Borrower agrees to pay to the relevant LC Issuing Bank interest on any and all amounts not paid by such Requesting Borrower when due hereunder with respect to a Letter of Credit issued at its request by such LC Issuing Bank, for each day from and including the date when such amount becomes due to but excluding the date such amount is paid in full, whether before or after judgment, payable on demand, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day.

         (C) Each payment to be made by a Requesting Borrower pursuant to this subsection (j) shall be made to the relevant LC Issuing Bank in Federal or other funds immediately available to it at its address referred to in Section 11.01.

            (k) Payments by Banks with Respect to Letters of Credit. (i) If the relevant Requesting Borrower fails to reimburse the relevant LC Issuing Bank as and when required by subsection (j) above for all or any portion of any amount drawn under a Letter of Credit issued by it, such LC Issuing Bank may notify the Administrative Agent of such unreimbursed amount and request that the Banks reimburse such LC Issuing Bank for their respective Revolving Credit Percentages thereof. Upon receiving any such notice from an LC Issuing Bank, the Administrative Agent shall promptly notify each Bank of the unreimbursed amount and such Bank's share thereof. Upon receiving such notice from the Administrative Agent, each Bank shall make available to such LC Issuing Bank, at its address referred to in Section 11.01, an amount equal to such Bank's share of such unreimbursed amount as set forth in such notice, in Federal or other funds immediately available to such LC Issuing Bank, by 3:00 P.M. (Eastern Time) (i) on the day such Bank receives such notice if it is received at or before 12:00 Noon (Eastern Time) on such day or (ii) on the Domestic Business Day following such Bank's receipt of such notice if it is received after 12:00 Noon (Eastern Time) on the date of receipt, in each case together with interest on such amount for each day from and including the relevant LC Payment Date to but excluding the day such payment is due from such Bank at the Federal Funds Rate for such day. Upon payment in full thereof, such Bank shall be subrogated to the rights of such LC Issuing Bank against such Requesting Borrower to the extent of such Bank's pro rata share of the related LC Reimbursement Obligation (including interest accrued thereon). Nothing in this subsection (k) shall affect any rights any Bank may have against any LC Issuing Bank for any action or mission for which such LC Issuing

Bank is not indemnified under subsection (o) of this Section.

         (ii) If any Bank fails to pay any amount required to be paid by it pursuant to clause (i) of this subsection (k) on the date on which such payment is due, interest shall accrue on such Bank's obligation to make such payment, for each day from and including the date such payment became due to but excluding the date such Bank makes such payment, whether before or after judgment, at a rate per annum equal to (x) for each day from the day such payment is due to the third succeeding Domestic Business Day, inclusive, the Federal Funds Rate for such day as determined by the relevant LC Issuing Bank and (y) for each day thereafter the sum of 2% plus the Base Rate for such day. Any payment made by any Bank after 3:00 P.M. (Eastern Time) on any Domestic Business Day shall be deemed for purposes of the preceding sentence to have been made on the next succeeding Domestic Business Day.

         (iii) If any Requesting Borrower shall reimburse any LC Issuing Bank for any drawing with respect to which any Bank shall have made funds available to such LC Issuing Bank in accordance with clause (i) of this subsection (k), such LC Issuing Bank shall promptly upon receipt of such reimbursement distribute to such Bank its pro rata share thereof, including interest, to the extent received by such LC Issuing Bank.

         (l) Increased Cost and Reduced Return. If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank or LC Issuing Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any tax, reserve, special deposit or similar requirement against or with respect to or measured by reference to letters of credit or participations therein, and the result of any of the foregoing is to increase the cost to such Bank or LC Issuing Bank of issuing or maintaining any Letter of Credit or any participation therein, or to reduce any amount receivable by any Bank or LC Issuing Bank under this Section
2.06 in respect of any Letter of Credit or any participation therein (which increase in cost, or reduction in amount receivable, shall be the result of such Bank's or LC Issuing Bank's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, within 15 days after demand by such Bank or LC Issuing Bank (with a copy to the Administrative Agent), Vencor (or the relevant Requesting Borrower if such Letter of Credit was issued at its request) agrees to pay to such Bank or LC Issuing Bank, from time to time as specified by such Bank or LC Issuing Bank, such additional amounts as shall be sufficient to compensate such Bank or LC Issuing Bank for such increased cost or reduction. A certificate of such Bank or LC Issuing Bank submitted to Vencor (or the relevant Requesting Borrower) pursuant to this Section 2.06(l) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

         (m) Exculpatory Provisions. Each Requesting Borrower's obligations under this Section shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Requesting Borrower may have or have had against any LC Issuing Bank, any Bank, the beneficiary of any Letter of Credit or any other Person. Each Requesting Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit issued at its request with respect to the use of such Letter of Credit by such beneficiary. None of the LC Issuing Banks, the Banks and their respective officers, directors, employees and agents shall be responsible for, and the obligations of each Bank to make payments to each LC Issuing Bank and of such Requesting Borrower to reimburse each LC Issuing Bank for drawings pursuant to this Section (other than obligations resulting solely from the gross negligence or willful misconduct of the relevant LC Issuing Bank) shall not be excused or affected by, among other things, (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents presented under any Letter of Credit or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged;
(iii) payment by any LC Issuing Bank, against presentation of documents to it which do not comply with the terms of the relevant Letter of Credit or (iv) any dispute between or among any of the Combined Companies or their Affiliates, the beneficiary of any Letter of Credit or any other Person or any claims or defenses whatsoever of any of the Combined Companies or their Affiliates or any other Person against the beneficiary of any Letter of Credit. No LC Issuing Bank shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. Any action taken or omitted by any LC Issuing Bank or any Bank under or in connection with any Letter of Credit and the related drafts and documents, if done without willful misconduct or gross negligence, shall be binding upon the relevant Requesting Borrower and shall not place any LC Issuing Bank or any Bank under any liability to such Requesting Borrower.

         (n) Reliance, Etc. Each LC Issuing Bank shall be entitled (but not obligated) to rely, and shall be fully protected in relying, on the representation and warranty by each Requesting Borrower set forth in the last sentence of Section 3.02 to establish whether the conditions specified in clauses (c) and (d) of Section 3.02 are met in connection with any issuance or extension of a Letter of Credit. Each LC Issuing Bank shall be entitled to rely, and shall be fully protected in relying, upon advice and statements of legal counsel, independent accountants and other experts selected by such LC Issuing Bank and upon any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary unless the beneficiary and the relevant Requesting Borrower shall have notified such LC Issuing Bank that such documents do not comply with the terms and conditions of such Letter of Credit. Any LC Issuing Bank shall be fully justified in refusing to take any action requested of it under this Section in respect of any Letter of Credit issued by it unless it shall first have received such advice or concurrence of the Required Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take, or omitting or continuing to omit, any such action. Notwithstanding any other provision of this Section, each LC Issuing Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Section in respect of any Letter of Credit in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of participations in such Letter of Credit; provided that this sentence shall not affect any rights the relevant Requesting Borrower may have against the Banks that made such request.

         (o) Indemnification by Each Borrower. Each Requesting Borrower agrees to indemnify and hold harmless each Bank, each LC Issuing Bank and the Administrative Agent (collectively, the "LC Indemnitees") from and against any and all claims and damages, losses, liabilities, costs or expenses (including, without limitation, the reasonable fees and disbursements of counsel) which such LC Indemnitee may reasonably incur (or which may be claimed against any such LC Indemnitee by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit issued at the request of such Requesting Borrower or any actual or proposed use of any such Letter of Credit, including any claims, damages, losses, liabilities, costs or expenses which any LC Issuing Bank may incur by reason of or in connection with the failure of any Bank to fulfill or comply with its obligations to any LC Issuing Bank hereunder in connection with any such Letter of Credit (but nothing herein contained shall affect any rights such Requesting Borrower may have against any such defaulting Bank); provided that no Requesting Borrower shall be required to indemnify any LC Indemnitee for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of any LC Issuing Bank in determining whether a request presented under any Letter of Credit issued by it complied with the terms of such Letter of Credit or (ii) any LC Issuing Bank's failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this subsection (o) is intended to limit the obligations of any Requesting Borrower under any other provision of this Section.

         (p) Indemnification by the Banks. Each Bank shall, ratably in accordance with its Revolving Credit Percentage, indemnify each LC Issuing Bank, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable fees and disbursements of counsel), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or such LC Issuing Bank's failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit) that any such indemnitee may suffer or incur in connection with this Section or any action taken or omitted by such indemnitee under this Section.

         (q) Liability for Damages. Nothing in this section shall preclude any Requesting Borrower or any Bank from asserting against any LC Issuing Bank any claim for direct (but not consequential) damages suffered by such Requesting Borrower or such Bank to the extent, but only to the extent, caused by (A) the willful misconduct or gross negligence of such LC Issuing Bank in determining whether a request presented under any Letter of Credit issued by it complied with the terms thereof or (B) such LC Issuing Bank's failure to pay under any such Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions thereof.

         (r) Dual Capacities. In its capacity as a Bank, each LC Issuing Bank shall have the same rights and obligations under this Section as any other Bank.

         (s) Direct Pay IRB Letters of Credit. (i) From time to time after the Closing Date Vencor may, by notice to the Administrative Agent, the Documentation Agent and the relevant LC Issuing Bank, request that such LC Issuing Bank determine whether it would be willing to issue one or more direct-pay letters of credit to support IRB Debt (each, a "Direct Pay IRB Letter of Credit"). Such notice shall be accompanied by the proposed form of the Direct Pay IRB Letter of Credit, the proposed form of the related reimbursement agreement and such other instruments and agreements relating thereto as the Administrative Agent, the Documentation Agent or such LC Issuing Bank may reasonably request (collectively, the "Underlying LC Documents"). If
(x) the Documentation Agent shall have notified Vencor, the Administrative Agent and such LC Issuing Bank that such Underlying LC Documents comply with the provisions of Section 2.06(c) and are otherwise satisfactory in form and substance to it, (y) such LC Issuing Bank shall have notified Vencor and the Administrative Agent that such Underlying LC Documents are satisfactory in form and substance to it and (z) the Administrative Agent shall not have received notice from any Bank, within ten Domestic Business Days after delivery of copies of such Underlying LC Documents to the Banks, stating that such Bank objects to the terms of such Direct Pay IRB Letter of Credit or the related reimbursement agreement for the reasons identified in such notice, the Administrative Agent shall promptly notify Vencor and such LC Issuing Bank that the form of the Underlying LC Documents is satisfactory and such LC Issuing Bank may, subject to the terms and conditions of this

Agreement, issue Direct Pay IRB Letters of Credit based on documents in such form from time to time upon request of a Requesting Borrower.

         (ii) Any notice given by a Requesting Borrower pursuant to Section 2.06(d) requesting the issuance of a Direct Pay IRB Letter of Credit shall include definitive copies of such Direct Pay IRB Letter of Credit, the related reimbursement agreement and such other instruments and agreements relating thereto as the Administrative Agent may reasonably request, all of which shall be substantially in the forms previously furnished to the Administrative Agent pursuant to Section 2.06(s)(i). Upon receipt of such notice and other documents, the Administrative Agent shall promptly provide such documents to each Bank. The issuance by an LC Issuing Bank of any Direct Pay IRB Letter of Credit shall be subject to the conditions specified in Section 2.06(e) and to the additional conditions that (A) if the Account Party is not Vencor, the related reimbursement agreement shall contain an unconditional and irrevocable guarantee by Vencor, in form and substance satisfactory to the Documentation Agent, of such Account Party's obligations thereunder and (B) Vencor shall have executed and delivered to the Documentation Agent documentation, in form and substance satisfactory to the Documentation Agent, designating the related reimbursement agreement (a "Substitute Reimbursement Agreement") as an additional "Financing Document" for all purposes of this Agreement and the other Financing Documents.

         (iii) Notwithstanding the other provisions of this Section 2.06, the reimbursement obligations of the Requesting Borrower (and the Account Party, if it is an entity other than the Requesting Borrower) in respect of any Direct Pay IRB Letter of Credit shall be governed by the related Substitute Reimbursement Agreement and not by Section 2.06(j).

         (iv) Any provision of any Substitute Reimbursement Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Requesting Borrower (and by the Account Party, if it is an entity other than the Requesting Borrower) and the relevant LC Issuing Bank (with the prior written consent of the Required Banks); provided that no such consent of the Required Banks shall be required if the effect of such amendment or waiver would not be adverse in any material respect to the Banks.

         (t) Wachovia's Standby Letters of Credit. Notwithstanding anything to the contrary in any other provision of this Section 2.06, Wachovia Bank of North Carolina, N.A. may issue on the Closing Date or at any time within five Domestic Business Days thereafter, without regard to whether the conditions specified in Sections 2.06(b) and 2.06(c) are satisfied, six standby letters of credit in an aggregate face amount not exceeding $21,000,000 to provide credit support for six direct pay letters of credit issued by Wachovia Bank of Georgia, N.A. before the date hereof to support IRB Debt. Such standby letters of credit shall expire on the earlier of (i) the tenth day of the seventeenth month following receipt by the beneficiary thereof of a written notice of non-extension from Wachovia Bank of North Carolina, N.A. or (ii) the fifth Domestic Business Day before the Final Maturity Date.

         (u) Information to be Provided to Administrative Agent. The LC Issuing Banks shall furnish to the Administrative Agent upon request such information as the Administrative Agent shall reasonably request in order to calculate (i) the amount of the LC Liabilities existing from time to time and
(ii) the amount of any fee payable for the account of the Banks under Section 2.06(h).

         SECTION 2.07. Commitment Fees. (a) Vencor shall pay to the Administrative Agent for the account of each Bank a commitment fee, calculated for each day at the Commitment Fee Rate for such day, on the unused portion of such Bank's Term Commitment at the close of business on such day. Such commitment fees shall accrue from and including the earlier of (i) October 31, 1995 and (ii) the Closing Date to but excluding the last day of the Term Loan Availability Period (or any earlier date on which the Term Commitments are fully utilized or terminate in their entirety) and shall be paid on the last day of the Term Loan Availability Period.

         (b) Vencor shall pay to the Administrative Agent for the account of each Bank a commitment fee, calculated for each day at the Commitment Fee Rate for such day, on the amount by which such Bank's Revolving Credit Commitment exceeds its Revolving Credit Exposure at the close of business on such day. Such commitment fees shall accrue from and including the earlier of
(i) October 31, 1995 and (ii) the Closing Date to but excluding the date on which the Revolving Credit Commitments shall have terminated in their entirety and shall be payable quarterly on the last Domestic Business Day of each calendar quarter and on the date on which the Revolving Credit Commitments terminate in their entirety.

         SECTION 2.08.  Repayments and Prepayments of Loans.

         (a) Final Maturity. The Loans shall mature on the Final Maturity Date, and any Loans then outstanding shall be due and payable on such date.

         (b) Mandatory Prepayments of Term Loans. On each date set forth below, the Borrowers shall prepay Term Loans in an aggregate principal amount equal to the amount listed opposite such date (subject to reduction as provided in Section 2.08(e)):

               Date                      Amount
               ----                      ------
         March 31, 1997               $12,500,000
         June 30, 1997                $12,500,000
         September 30, 1997           $12,500,000
         December 31, 1997            $12,500,000
         March 31, 1998               $18,750,000
         June 30, 1998                $18,750,000
         September 30, 1998           $18,750,000
         December 31, 1998            $18,750,000
         March 31, 1999               $25,000,000
         June 30, 1999                $25,000,000
         September 30, 1999           $25,000,000
         December 31, 1999            $25,000,000
         March 31, 2000               $37,500,000
         June 30, 2000                $37,500,000
         September 30, 2000           $37,500,000
         December 31, 2000            $37,500,000
         March 31, 2001               $25,000,000

         (c) Notice of Prepayment. Prior to the date of each mandatory prepayment pursuant to this Section 2.08, Vencor shall, by notice, substantially in the form of Exhibit N hereto, to the Administrative Agent given not later than 12:00 Noon (Eastern Time) on (i) the date of prepayment of any Group of Base Rate Loans, (ii) the second Domestic Business Day prior to the date of prepayment of any Group of CD Loans or (iii) the third Euro-Dollar Business Day prior to the date of prepayment of any Group of Euro-Dollar Loans, select which outstanding Group or Groups of Loans are to be prepaid. Upon receipt of such notice of prepayment, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share of such prepayment, and such notice of prepayment shall not thereafter be revocable by Vencor or any other relevant Borrower.

         (d)     Optional Prepayments.

         (i) Base Rate Loans. Vencor may, upon giving notice to the Administrative Agent, substantially in the form of Exhibit N hereto, before 12:00 Noon (Eastern Time) on the date of prepayment, prepay any Group of Base Rate Loans on any Domestic Business Day in whole, or in part in amounts aggregating $1,000,000 or any larger multiple of $100,000.

         (ii) CD Loans. Vencor may, upon at least two Domestic Business Days' notice to the Administrative Agent, substantially in the form of Exhibit N hereto, prepay any Group of CD Loans on any Domestic Business Day in whole, or in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000. Unless such Loans are prepaid on the last day of an Interest Period applicable thereto, the relevant Borrower shall comply with Section 2.11 in connection with such prepayment.

         (iii) Euro-Dollar Loans. Vencor may, upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, substantially in the form of Exhibit N hereto, prepay any Group of Euro-Dollar Loans on any Euro-Dollar Business Day in whole, or in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000. Unless such Loans are prepaid on the last day of an Interest Period applicable thereto, the relevant Borrower shall comply with Section 2.11 in connection with such prepayment.

         (iv)    Notice to Banks.  Upon receipt of a notice pursuant to this
Section 2.08(d), the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share of the prepayment pursuant to this Section 2.08(d) and such notice shall not thereafter be revocable by Vencor.

         (e) Reduction of Scheduled Prepayments of Term Loans. The amounts of the scheduled prepayments of the Term Loans set forth in Section 2.08(b) shall be reduced pro rata at the end of the Term Loan Availability Period by an aggregate amount equal to the amount by which (i) $400,000,000 exceeds (ii) the aggregate principal amount of all the Term Loans made during the Term Loan Availability Period. The amount of any optional prepayment of the Term Loans pursuant to Section 2.08(d) shall be applied ratably to reduce each subsequent scheduled prepayment of the Term Loans set forth in Section 2.08(b).

         (f) Ratable Application. Each repayment or prepayment of any Group of Loans pursuant to this Section 2.08 shall be applied ratably to the Loans of the several Banks included in such Group of Loans.

         (g) Payment of Accrued Interest. On the date of each prepayment of Loans pursuant to this Section 2.08, the relevant Borrower shall pay interest accrued on the principal amount prepaid to the date of prepayment.

         SECTION 2.09.  Termination or Reduction of Commitments.

         (a) Mandatory Termination or Reduction. (i) The Term Commitments shall terminate on the last day of the Term Loan Availability Period.

         (ii) If the aggregate amount of the Revolving Credit Commitments on the first Commitment Reduction Date exceeds $450,000,000 (the amount of such excess being the "Excess Amount"), the Revolving Credit Commitments shall be reduced on each Commitment Reduction Date by an amount equal to one-third of the Excess Amount.

         (iii) On each Commitment Reduction Date, the Borrowers shall repay such principal amount (together with accrued interest thereon) of each Bank's Project Loans and/or General Purpose Loans as may be necessary so that immediately after such repayment such Bank's Revolving Credit Exposure shall not exceed its Revolving credit Commitment as then reduced.

         (iv) The Revolving Credit Commitments shall terminate on the Final Maturity Date.

         (b) Optional Termination or Reduction. Vencor may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Term Commitment at any time, or permanently reduce from time to time by an aggregate amount of $10,000,000 or any larger multiple of $1,000,000, the unused portion of the Term Commitments or (ii) terminate the Revolving Credit Commitments at any time, or permanently reduce by an aggregate amount of $10,000,000 or any larger multiple of $1,000,000, the unused portion of the Revolving Credit Commitments.

         (c) Application of Reductions. Each reduction of the Term Commitments or the Revolving Credit Commitments pursuant to this Section 2.09 shall be applied ratably to all the Term Commitments or all the Revolving Credit Commitments, as the case may be.

         SECTION 2.10. General Provisions as to Payments. (a) The Borrowers shall make each payment of principal of, and interest on, the Loans and each payment of commitment fees and letter of credit fees hereunder not later than 1:00 P.M. (Eastern Time) on the date when due, in Federal or other immediately available funds, to the Administrative Agent at its address for payments specified in or pursuant to Section 11.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, any Group of Base Rate Loans or CD Loans or of commitment fees or letter of credit fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (b) Unless the Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due to the Banks hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

         SECTION 2.11. Funding Losses. (a) If any Borrower makes any payment of principal with respect to any CD Loan or Euro-Dollar Loan or if any CD Loan or Euro-Dollar

Loan is converted to a Base Rate Loan (whether such payment or conversion is pursuant to Article II, VI or VIII or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.04(d), or if any Borrower fails to borrow or prepay any CD Loans or Euro-Dollar Loans after notice has been given to any Bank in accordance with Section 2.02(b), 2.08(c) or 2.08(d), such Borrower shall reimburse each Bank pursuant to this Section for any resulting loss or expense incurred by such Bank (or by any existing or prospective Participant in the related Loan), including any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow or prepay.

         (b) Each Bank wishing to demand reimbursement pursuant to this Section shall, within seven Domestic Business Days after the relevant payment or conversion or failure to borrow or prepay occurs, notify the Administrative Agent that it demands such reimbursement and deliver to the Administrative Agent a certificate as to the amount of such Bank's resulting loss or expense showing the calculation thereof in reasonable detail. Such certificate (which may be based on quotations obtained in the relevant market whether or not the relevant Loans were in fact funded in such market) shall be conclusive in the absence of manifest error. Promptly after the end of such period of seven Domestic Business Days, the Administrative Agent shall notify Vencor of all demands for such reimbursement received by it during such period and deliver to Vencor copies of the supporting certificates received by it from the Banks. Within 15 days thereafter, the relevant Borrower shall pay to the Administrative Agent the aggregate amount properly demanded by the Banks pursuant to this Section and, upon receipt thereof, the Administrative Agent shall distribute such amount to the Banks entitled thereto.

         SECTION 2.12. Computation of Interest and Fees. (a) Interest based on the Prime Rate and commitment fees hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all letter of credit fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         (b) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and each Commitment Fee Rate and LC Fee Rate applicable hereunder. The Administrative Agent shall give prompt notice to the relevant Borrower and the Banks of each rate of interest, Commitment Fee Rate and LC Fee Rate so determined, and its determination thereof shall be conclusive in the absence of manifest error; provided that, if the Administrative Agent makes such determinations for any Rate Period on the basis of an estimated Pricing Level set forth in a certificate delivered by Vencor pursuant to Section 5.01(e) and subsequently determines (or receives a certificate pursuant to Section 5.01(e) establishing) that a higher Pricing Level applies during such Rate Period, the Administrative Agent shall promptly notify the relevant Borrowers and the Banks of such higher Pricing Level and, within two Domestic Business Days after receiving such notice, such Borrowers shall pay to the Administrative Agent, for the accounts of the Banks, the additional interest and fees that should have been paid prior to such time by reason of the applicability of such higher Pricing Level. If the Administrative Agent makes such determinations on the basis of a Pricing Level estimated by Vencor and subsequently determines (or receives a certificate pursuant to Section 5.01(e) establishing) that a lower Pricing Level applied during the relevant Rate Period, no adjustment shall be made for any resulting overpayments of interest or fees theretofore made by the Borrowers on the basis of the higher Pricing Level estimated by Vencor.

         SECTION 2.13. Regulation D Compensation. For so long as any Bank maintains reserves against "Eurocurrency liabilities" (or any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Bank to United States residents), and as a result the cost to such Bank (or its Euro-Dollar Lending office) of making or maintaining its Euro-Dollar Loans is increased, then such Bank may require each Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans made to such Borrower, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum, up to but not exceeding the amount by which (x) (A) the applicable
London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage exceeds (y) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (i) shall so notify Vencor and the Administrative Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after such notice is given and (ii) shall furnish to each Borrower, at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans made to such Borrower, an officer's certificate setting forth the amount to which such Bank is then entitled under this Section 2.13.

         "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

         SECTION 2.14. Additional Borrowers. (a) Vencor may from time to time cause any Wholly-Owned Domestic Subsidiary to become eligible to borrow under
Section 2.01 or to become the Requesting Borrower for any Additional Letter of Credit issued under Section 2.06 by delivering to the Documentation Agent an Election to Participate with respect to such Wholly-Owned Domestic Subsidiary, duly executed on behalf of such Wholly-Owned Domestic Subsidiary and Vencor. Promptly upon receiving any such Election to Participate, the Documentation Agent shall give notice to the other Agents and the Banks of its receipt thereof, whereupon such Wholly-Owned Domestic Subsidiary shall become an Additional Borrower for all purposes of this Agreement.

         (b) The eligibility of any such Additional Borrower to borrow under Section 2.01 and become the Requesting Borrower for any Additional Letter of Credit issued under Section 2.06 shall terminate when the Documentation Agent receives a Notice of Termination with respect to such Additional Borrower, duly executed on behalf of Vencor. Promptly upon receiving any such Election to Terminate, the Documentation Agent shall give notice to the other Agents and the Banks of its receipt thereof, and thereafter such Additional Borrower shall no longer be eligible to borrow under Section 2.01 or to become a Requesting Borrower under Section 2.06. The delivery of an

Election to Terminate shall not affect any obligation of such Additional Borrower theretofore incurred.

         SECTION 2.15. Termination of Commitments Under Existing Credit Agreements. Each of the parties hereto that is a party to Vencor's Existing Credit Agreement, First Healthcare's Existing Credit Agreement, Nationwide's Existing Credit Agreement or Hillhaven Funding's Existing Liquidity Agreement agrees that the commitments of the banks thereunder shall terminate, without further action by any of the parties thereto, concurrently with the closing under this Agreement on the Closing Date. First Healthcare agrees to give timely notice of such termination to (or obtain a waiver of such notice from) each bank that is a party to First Healthcare's Existing Credit Agreement but not a party to this Agreement.

                                  ARTICLE III

                                   CONDITIONS

         SECTION 3.01. Closing. The closing hereunder shall occur when (i) this Agreement shall have become effective in accordance with Section 11.10,
(ii) the Documentation Agent shall have received the following documents, each dated the Closing Date unless otherwise indicated, and (iii) the other conditions specified below shall have been satisfied:

        (a) evidence satisfactory to the Documentation Agent that all of the conditions to the obligations of Vencor and Hillhaven specified in
    Article VIII of the Merger Agreement have been satisfied and the Merger has been consummated substantially on the terms set forth in the Merger Agreement;

        (b) duly executed Notes of each Borrower for the account of each Bank complying with the provisions of Section 2.03;

        (c) duly executed counterparts of the Security Agreement, substantially in the form of Exhibit D hereto, together with the stock certificates listed in Schedule I thereto and signed stock powers relating thereto;

        (d) all signed UCC financing statements reasonably requested by the Collateral Agent to perfect its security interests in the Collateral and evidence satisfactory to the Documentation Agent that arrangements satisfactory to it have been made for filing such UCC financing statements on or promptly after the Closing Date;

        (e) evidence satisfactory to the Documentation Agent that on the Closing Date (i) Vencor will pay in full all loans and reimbursement obligations then outstanding under Vencor's Existing Credit Agreement and all interest and fees accrued thereunder, (ii) First Healthcare will pay in full all loans and reimbursement obligations then outstanding under First Healthcare's Existing Credit Agreement and all interest and fees accrued thereunder, (iii) Bank One will deliver to the Documentation Agent all promissory notes of Nationwide evidencing the loans purchased by the Banks pursuant to Section 2.01(f) and an assignment of such loans to the Banks, in form and substance satisfactory to the Documentation Agent, and (iv) Hillhaven Funding Corporation will pay in full all loans and reimbursement obligations then outstanding under Hillhaven Funding's Existing Liquidity Agreement;

        (f) evidence satisfactory to the Documentation Agent that arrangements satisfactory to it shall have been made for the release of all Liens (except Permitted Liens) on the assets of the Combined Companies;

        (g)      the Documentation Agent shall not have received   notice from
    the Required Banks stating that they have determined in good faith that (i) any action, suit or proceeding is pending or threatened against any of the Combined Companies in which there is a reasonable possibility of an adverse decision which would have a Material Adverse Effect or (ii) since June 30, 1995 any event has occurred or any condition has come into existence which has had, or is reasonably likely to have, a Material Adverse Effect;

        (h) Notices of Borrowing pursuant to Section 2.02 for all amounts to be borrowed hereunder on the Closing Date and for the aggregate amount to be applied pursuant to Section 2.01(f) to purchase Bank One's outstanding loans to Nationwide;

        (i) the fact that, during the Pre-Closing Period, none of the Combined Companies (i) declared or paid any dividend or made any other distribution on any Equity Securities of Vencor or Hillhaven, except regular dividends payable on Hillhaven's Series C Preferred Stock and Hillhaven's Series D Preferred Stock, (ii) made any payment on account of the purchase, redemption, retirement or acquisition of any Equity Securities of Vencor or Hillhaven, except payments pursuant to and as described in the Merger Agreement, (iii) entered into any Guarantee of Debt of any Minority-Owned Affiliate or (iv) made any Investment in any Minority-Owned Affiliate, except payments made pursuant to Guarantees of Debt of Minority-Owned Affiliates entered into before the Pre-Closing Period began;

        (j) evidence satisfactory to the Documentation Agent that Vencor has paid or will pay on the Closing Date all fees, expenses and other amounts payable by Vencor on or before the Closing Date to the Agents and the Banks in connection with this Agreement;

        (k) an opinion of Jill L. Force, General Counsel of Vencor, substantially in the form of Exhibit F hereto;

        (l) an opinion of Richard P. Adcock, General Counsel of Hillhaven, substantially in the form of Exhibit G hereto;

        (m) an opinion of Hirn, Doheny, Reed & Harper, special counsel for the Borrowers, substantially in the form of Exhibit H hereto;

        (n) an opinion of Davis Polk & Wardwell, special counsel for the Agents, substantially in the form of Exhibit I hereto;

        (o) evidence satisfactory to the Documentation Agent that each participation in an Existing Letter of Credit heretofore granted by an LC Issuing Bank to a bank or other financial institution that is not a party to this Agreement has been canceled on or before the Closing Date as contemplated by Section 2.06(a);

        (p) all approvals, consents and other actions by or in respect of, or filings with any governmental body, agency, official, authority or other Person required in connection with the transactions contemplated by the Financing Documents shall have been obtained, taken or made (except for any such approvals, consents, actions or filings with any Person (other than any governmental body, agency, official or authority) as to which the failure to have obtained, taken or made them is not, in the aggregate, material)

        (q) receipt by the Documentation Agent of each opinion, report and other document delivered pursuant to Article VIII of the Merger Agreement in connection with the Merger, with a letter in form and substance satisfactory to the Documentation Agent from each of the law firms delivering such opinions authorizing reliance thereon by the Banks; and

        (r) all documents the Documentation Agent may reasonably request relating to the existence of each Borrower, the corporate authority for and the validity of the Financing Documents, the consummation of the Merger, the creation and perfection of the Liens contemplated by the Collateral Documents and any other matters relevant thereto, all in form and substance satisfactory to the Documentation Agent.

Promptly after the closing hereunder occurs, the Documentation Agent shall notify Vencor and the Banks of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

         SECTION 3.02. Credit Events. The obligation (i) of each Bank to make a Loan on the occasion of each Borrowing, (ii) of each Bank to purchase each participation in a Letter of Credit and the related LC Liabilities as and when provided in Section 2.06 and (iii) of each LC Issuing Bank to extend (or allow the extension of) the expiry date of a Letter of Credit issued by it hereunder as and when provided in Section 2.06, are each subject to the satisfaction of the following conditions:

        (a) the fact that the Closing Date shall have occurred on or prior to December 31, 1995;

        (b)      receipt by the Administrative Agent of the notice required by
    Section 2.02(a), 2.06(d) or 2.06(f), as the case may be;

        (c) the fact that, immediately before and after such Credit Event, no Default shall have occurred and be continuing;

        (d) the fact that each of the representations and warranties made by the Borrowers in or pursuant to the Financing Documents shall be true on and as of the date of such Credit Event as if made on and as of such date; and

        (e) if the relevant Borrower is a Subsidiary, Vencor shall own, directly or indirectly, 100% of the issued and outstanding capital stock of such Subsidiary Borrower.

Each Credit Event under this Agreement shall be deemed to be a representation and warranty by Vencor on the date of such Credit Event as to the facts specified in clauses (c), (d) and, if applicable, (e) of this Section.

         SECTION 3.03. First Borrowing by Each Additional Borrower. The obligation of each Bank to make a Loan on the occasion of the first Borrowing by each Additional Borrower is subject to the satisfaction of the following further conditions:

        (a) receipt by the Documentation Agent and the Administrative Agent of an Election to Participate with respect to such Additional Borrower appropriately completed and signed;

        (b) receipt by the Documentation Agent for the account of each Bank of duly executed Notes of such Additional Borrower, dated on or before the date of such Borrowing, complying with the provisions of Section 2.03;

        (c)      receipt by the Documentation Agent of one or more    opinions
    of counsel for such Additional Borrower acceptable to the Documentation Agent, which taken together cover the matters set forth in Exhibit J hereto; and

        (d) receipt by the Documentation Agent of all documents which it may reasonably request relating to (i) the existence of such Additional Borrower, (ii) the corporate authority for and validity of such Additional Borrower's Election to Participate and Notes and (iii) the corporate authorization by Vencor's board of directors of the guaranty set forth in
    Article IX hereof with respect to such Additional Borrower, in each case in form and substance satisfactory to the Documentation Agent.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Vencor represents and warrants to the Agents, the Banks and the LC Issuing Banks that:

         SECTION 4.01. Corporate Existence and Power. Each of the Combined Companies is a corporation or partnership duly incorporated or organized, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, and has all corporate or partnership powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as proposed to be conducted.

         SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution and delivery by each Borrower of each of the Financing Documents to which it is a party and the performance by such Borrower of its obligations thereunder are within the corporate power of such Borrower, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except such as shall have been made at or prior to the time required by the Financing Documents and shall be in full force and effect on and after the date when made to the extent required by the Financing Documents) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Charter Documents of any of the Combined Companies or of any agreement, judgment, injunction, order, decree or other instrument binding upon any of the Combined Companies or result in or require the imposition of any Lien (other than the Liens created by the Collateral Documents) on any asset of any of the Combined Companies.

         SECTION 4.03. Binding Effect; Liens of Collateral Documents. This Agreement constitutes a valid and binding agreement of each Borrower, and the other Financing Documents, when executed and delivered as contemplated by this Agreement, will constitute valid and binding obligations of each Borrower that is a party thereto, in each case enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general equitable principles. The Collateral Documents create valid security interests in the Collateral purported to be covered thereby, which security interests are and will remain perfected security interests prior to all other Liens, until such security interests are released pursuant to Section 16 of the Security Agreement.

         SECTION 4.04. Financial Information. (a) The consolidated balance sheet of Vencor and its Consolidated subsidiaries as of December 31, 1994 and the related consolidated statements of operations, cash flows and shareholders' equity for the Fiscal Year then ended, reported on by Ernst & Young LLP and set forth in Vencor's 1994 Annual Report to Shareholders, a copy of which has been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of Vencor and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year.

         (b) The unaudited consolidated balance sheet of Vencor and its Consolidated Subsidiaries as of June 30, 1995 and the related unaudited consolidated statements of operations and cash flows for the six months then ended, a copy of which has been delivered to each of the Banks, fairly present, on a basis consistent with the financial statements referred to in Section 4.04(a), the consolidated financial position of Vencor and its Consolidated subsidiaries as of such date and their consolidated results of operations and cash flows for such six-month period (subject to normal year-end adjustments).

         (c) The consolidated balance-sheet of Hillhaven and its Consolidated Subsidiaries as of May 31, 1995 and the related consolidated statements of operations, cash flows and changes in stockholders' equity for its fiscal year then ended, reported on by KPMG Peat Marwick and set forth in Hillhaven's report on Form 10-K for such fiscal year, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of Hillhaven and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

         (d) The unaudited pro forma condensed combined balance sheet of the Combined Companies and their unaudited pro forma condensed combined income statements set forth in Vencor's Form S-4, a copy of which has been delivered to each of the Banks, fairly present their combined financial position and combined results of operations at the dates and for the periods specified therein, on the basis described in the introductory text and the notes to such pro forma financial statements and giving effect to the transactions and events contemplated by the Merger Agreement.

         (e) Since the beginning of the Pre-Closing Period, no event has occurred and no condition has come into existence which has had, or is reasonably likely to have, a Material Adverse Effect.

         SECTION 4.05. Litigation. Except as disclosed under the heading "Hillhaven Litigation" in Vencor's Form S-4, there is no action, suit or proceeding pending against, or to the knowledge of Vencor threatened against or affecting, any of the Combined Companies before any court or arbitrator or any governmental body, agency or official (i) in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect or (ii) which in any manner questions the validity of any Financing Document.

         SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         SECTION 4.07. Taxes. The Combined Companies have filed all United States Federal income tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except such taxes, if any, as are being contested in good faith and as to which reserves have been provided. The charges, accruals and reserves on the books of the Combined Companies in respect of taxes or other governmental charges are, in the opinion of Vencor, adequate.

         SECTION 4.08. Compliance with Laws. The Combined Companies are in compliance in all material respects with all applicable laws, rules and regulations, other than such laws, rules or regulations (i) the validity or applicability of which the relevant Combined Company is contesting in good faith or (ii) the failure to comply with which could not, in the aggregate, have a Material Adverse Effect.

         SECTION 4.09. Investment Company Act. None of the Combined Companies is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.10. Public Utility Holding Company Act. None of the Combined Companies is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 4.11. Environmental Matters. (a) Each of Vencor and Hillhaven has from time to time reviewed the effect of Environmental Laws on its business, operations and properties and those of its Subsidiaries, in the course of which it has identified and evaluated associated liabilities and costs. On the basis of such reviews, Vencor has reasonably concluded that such associated liabilities and costs are unlikely to have a Material Adverse Effect.

         (b) Except to the extent that the Environmental Liabilities of the Combined Companies that relate to or could result from the matters referred to in this Section 4.11(b) would not exceed $1,000,000 for any one occurrence, no material notice, notification, demand, request for information, citation, summons, complaint or order with respect to Hazardous Substances or any violation of Environmental Laws is in existence or, to the knowledge of Vencor or Hillhaven, proposed, threatened or anticipated with respect to or in connection with the operation of any properties now or previously owned, leased or operated by any of the Combined Companies.

         SECTION 4.12. Vencor's Ownership of Other Borrowers. At all times after the consummation of the Merger, all of the authorized capital stock of each Borrower other than Vencor will be owned, directly or indirectly, beneficially and of record by Vencor, subject to no Lien except Liens created by the Collateral Documents.

         SECTION 4.13. Merger Agreement. The copy of the Merger Agreement heretofore delivered to each of the Banks is a correct and complete copy thereof.

         SECTION 4.14. Effect of Merger on Outstanding Debt. No Debt or other securities of the Combined Companies outstanding immediately before the Closing Date will become subject to acceleration or mandatory repayment, repurchase or other retirement by any of the Combined Companies by reason of the Merger and/or any change of control of Hillhaven and its Subsidiaries effected thereby, except:

         (i) Debt and preferred stock of the Combined companies to be refinanced as disclosed in Appendix B to the Information Memorandum;

         (ii) Hillhaven's 7-3/4% Convertible Subordinated Debentures due 2002, as to which the market price at August 15, 1995 of the common stock into which such debentures are convertible significantly exceeded the price which the holders thereof would receive if they required such debentures to be repurchased as a result of any such change of control; and

         (iii) other Debt not exceeding $20,000,000 in aggregate outstanding principal amount.

         SECTION 4.15. Full Disclosure. All information heretofore furnished in writing by any of the Combined Companies to the Documentation Agent for inclusion in the Information Memorandum or to any of the Agents or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby was, and all such information hereafter furnished in writing by the Combined Companies to any of the Agents or any Bank will be, true and accurate in every material respect or based on reasonable estimates on the date as of which such information is or was stated or certified. Vencor has disclosed to the Banks in writing any and all facts which are known to it and which have had or could reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE V

                                   COVENANTS

         Vencor agrees that, so long as any Bank has any Commitment or Credit Exposure hereunder or any interest or letter of credit fees accrued hereunder remain unpaid:

         SECTION 5.01. Information. Vencor will deliver the following information to the Administrative Agent (with copies thereof for each Bank if requested by the Administrative Agent) and, upon receipt thereof, the Administrative Agent will deliver a copy thereof to each Bank:

         (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of Vencor and its Consolidated Subsidiaries as of the end of such Fiscal Year, and the related consolidated statements of operations, cash flows and changes in stockholders' equity for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on in a manner acceptable to the SEC by independent public accountants of nationally recognized standing, which report (x) shall state that such financial statements present fairly, in all material respects, the consolidated financial position of Vencor and its Consolidated Subsidiaries as of the date of such financial statements and their consolidated results of operations and cash flows for the period covered by such financial statements in conformity with GAAP and (y) shall not contain any Qualification;

         (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, (i) an unaudited consolidated balance sheet of Vencor and its Consolidated Subsidiaries and the related consolidated statements of operations for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter and of cash flows for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the unaudited consolidated statements of operations and cash flows for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all prepared in accordance with Rule 10-01 of Regulation S-X of the General Rules and Regulations under the Securities Act of 1933, or any successor rule that sets forth the manner in which interim financial statements shall be prepared, and (ii) a certificate (subject to normal year-end adjustments) of a Financial Officer as to the fairness of presentation and consistency of such financial statements;

        (c) simultaneously with the delivery of each set of financial statements referred to in Sections 5.01(a) and (b), a certificate of a Financial Officer, substantially in the form of Exhibit E hereto, (i) setting forth in reasonable detail such calculations as are required to establish whether Vencor was in compliance with the requirements of Sections 5.11, 5.12, 5.16, 5.17 and 5.18 on the date of such financial statements, (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action that Vencor is taking or proposes to take with respect thereto, (iii) stating whether, since the date of the most recent financial statements delivered pursuant to Section 5.01(a) or (b), an event has occurred or condition arisen which has had a Material Adverse Effect which is not reflected in the financial statements delivered simultaneously therewith and, if so, the nature of such Material Adverse Effect, and (iv) stating whether, since the date of the most recent financial statements previously delivered pursuant to Section 5.01(a) or (b), there has been a change in the GAAP applied in preparing the financial statements then being delivered from those applied in preparing the most recent audited financial statements previously so delivered which is material to the financial statements then being delivered;

        (d) unless Vencor has an Investment Grade Rating, simultaneously with the delivery of each set of annual financial statements referred to in
    Section 5.01(a), a letter from the firm of independent public accountants that reported on such statements stating (i) whether anything has come to their attention in the course of their normal audit procedures to cause them to believe that any Default existed on the date of such financial statements and (ii) whether in their opinion the calculations of compliance with the requirements of Sections 5.16, 5.17 and 5.18 set forth in the Financial officer's certificate delivered simultaneously therewith pursuant to Section 5.01(c), to the extent derived from data contained in the accounting records of Vencor and its Consolidated Subsidiaries, have been determined in accordance with the relevant provisions of this Agreement;

        (e) within 45 days after the end of each Fiscal Quarter, a certificate signed by a Financial Officer setting forth the Pricing Level applicable during the

    Rate Period that begins 46 days after the end of such Fiscal Quarter and in reasonable detail the calculations required to establish that such Pricing Level will be applicable; provided that (x) in the case of the last Fiscal Quarter of any Fiscal Year, such certificate may set forth only Vencor's estimate of the applicable Pricing Level (it being understood that, if Vencor in good faith cannot determine with reasonable certainty which of two Pricing Levels applies, Vencor may, in view of the provisions of
    Section 2.12(b), appropriately estimate that the lower of such Pricing Levels applies), and (y) if such certificate sets forth only an estimated Pricing Level, Vencor will, within 90 days after the end of such Fiscal Year, deliver a further certificate signed by a Financial Officer setting forth the calculations contemplated by this clause (e) and either confirming that such estimated Pricing Level applies or, if not, setting forth the Pricing Level that does apply during the relevant Rate Period and requesting the Administrative Agent to determine the amounts of any additional interest and/or additional fees payable by Vencor pursuant to Section 2.12(b);

        (f) within five Domestic Business Days after any Executive Officer obtains knowledge of any Default, if such Default is then continuing, a certificate of a Financial Officer setting forth the details thereof and the action that Vencor is taking or proposes to take with respect thereto;

        (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or current reports that Vencor or any of its Subsidiaries shall have filed with the SEC;

        (h) promptly after any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
    Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC;
    (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of a Financial officer setting forth details as to such occurrence and the action, if any, which Vencor or the applicable member of the ERISA Group is required or proposes to take;

        (i) as soon as reasonably practicable after any Executive Officer obtains knowledge of the commencement of an action, suit or proceeding against Vencor or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect or which in any manner questions the validity of any Financing Document, a certificate of a Financial Officer setting forth the nature of such action, suit or proceeding and such additional information as may be reasonably requested by any Bank;

        (j) promptly upon Vencor's receipt from its independent public accountants of any management letter which indicates a material weakness in the reporting practices of Vencor or any of its Subsidiaries, a description of such material weakness and any action being taken with respect thereto;

        (k) promptly upon their becoming available, copies of all press releases and other statements made available generally by Vencor or any of its Subsidiaries to the public concerning material developments in the business of Vencor and its Subsidiaries; and

         (l) from time to time such additional information regarding the financial position, results of operations or business of any of the Combined Companies as any Bank may reasonably request through the Documentation Agent.

         SECTION 5.02. Maintenance of Property. Each of the Combined Companies will keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

         SECTION 5.03. Insurance. Each of the Combined Companies will maintain insurance in responsible companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which it operates.

         SECTION 5.04. Compliance with Law. Each of the Combined Companies will comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including Environmental Laws and ERISA and the rules and regulations thereunder), except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings, in which case adequate and reasonable reserves will be established in accordance with GAAP, or (ii) failures to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 5.05. Maintenance of Existence, Rights. Etc. Each of the Combined Companies will preserve, renew and keep in full force and effect its corporate existence and its rights, privileges, licenses and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.05 shall prohibit (i) any merger or consolidation permitted by Section 5.10, (ii) the termination of the corporate existence of any Subsidiary if (A) Vencor determines that such termination is in its best interest and (B) such termination is not adverse in any material respect to the Banks, or (iii) the loss of any rights, privileges, licenses and franchises if the loss thereof, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         SECTION 5.06. Use of Proceeds and Letters of Credit. (a) The proceeds of the Term Loans will be used (i) to refinance Debt of the Combined Companies outstanding on the Closing Date, (ii) to make the cash payments that holders of Hillhaven's Series C Preferred Stock and Hillhaven's Series D Preferred Stock are entitled to receive under the Merger Agreement, and (iii) to pay the expenses of the foregoing transactions and the other transactions contemplated by this Agreement and the Merger Agreement.

         (b) The proceeds of the Project Loans will be used to finance capital expansion projects or to refinance Debt that was incurred to finance capital expansion projects.

         (c) The proceeds of the General Purpose Loans will be used for general corporate purposes including, without limitation, financing acquisitions, financing capital expansion projects and refinancing outstanding Debt of the Combined Companies.

         (d) The Existing Letters of Credit were used, and the Additional Letters of Credit will be used, for general corporate purposes, including providing credit support for IRB Debt.

         (e) None of the proceeds of the Loans or the Letters of Credit will be used in violation of any applicable law or regulation and, without limiting the generality of the foregoing, no use of any such proceeds or Letters of Credit for general corporate purposes will include any use thereof, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

         SECTION 5.07. Limitation on Debt of Vencor. After the Closing Date, Vencor will not incur or be liable with respect to (i) any Debt of a type described in clause (i), (ii) or (iv) of the definition of "Debt" in Section
1.01 or (ii) any Guarantee of any such Debt, except:

         (a)    Debt and Guarantees outstanding under this Agreement;

         (b)    Permitted Intercompany Debt;

         (c)    Debt and Guarantees (other than those referred to in clauses
    (a) and (b) above) outstanding at the close of business on the Closing Date not exceeding $400,000,000 in aggregate outstanding principal amount;

         (d) Debt incurred after the Closing Date and Guarantees of Debt entered into after the Closing Date; provided that (i) the Debt so incurred or Guaranteed is incurred in exchange for or to repay, prepay, repurchase, redeem, defease, retire or refinance ("refinance") outstanding Debt of Vencor permitted by clauses (c), (d), (e), (g), (h) and (j) of this Section 5.07 or outstanding Debt of Subsidiaries permitted by clauses (c), (d), (f), (g) and (i) of
    Section 5.08; (ii) the principal amount of the Debt so incurred or Guaranteed shall not exceed the unpaid principal amount of the Debt so exchanged or refinanced, (iii) the aggregate principal amount of the Debt so incurred or Guaranteed that is required to be repaid, on a cumulative basis, through any date (a "date of determination") prior to the Final Maturity Date shall not exceed the aggregate principal amount of the Debt so exchanged or refinanced that would have been required to have been repaid, on a cumulative basis, after the date of the relevant exchange or refinancing and on or before the same date of determination and (iv) no restriction is imposed on any of the Combined Companies in connection with the Debt so incurred or Guaranteed that is more restrictive than the provisions of this Agreement (or, if more restrictive, the provisions of the documents applicable to the Debt so exchanged or refinanced);

        (e) Debt incurred after the Closing Date and Guarantees of Debt entered into after the Closing Date; provided that the Debt so incurred or Guaranteed (i) matures after March 31, 2002, (ii) is not subject to any prepayment, instalment payment, sinking fund, repurchase or other similar requirement for the' retirement thereof (either mandatory or at the option of the holder thereof) at any time on or before March 31, 2002 and (iii) does not impose any restriction on any of the Combined Companies that is more restrictive than the provisions of this Agreement; provided, further, that if Vencor has an Investment Grade Rating when such Debt is incurred or such Guarantee is entered into, the date specified in (i) and (ii) above shall be changed from March 31, 2002 to June 30, 2001;

        (f)      Guarantees of Debt of Subsidiaries permitted by Section 5.08;

        (g) Debt assumed by Vencor after the Closing Date in connection with the acquisition of one or more health care facilities or other businesses; provided in each case that such Debt was outstanding before such facility or other business was acquired and was not incurred in contemplation of such acquisition;

         (h) Debt evidenced by bonds issued by Vencor (or, prior to the Merger, by Hillhaven) to tenants of residential units of New Pond Village in Walpole, Massachusetts or The Greens at Hanover in Nashua, New Hampshire evidencing the obligation to repay at the end of their tenancies amounts paid by them at the beginning of their tenancies, provided that the aggregate outstanding principal amount of all bonds referred to in this clause (h) and Section 5.08(g) (including any such bonds outstanding on the Closing Date) does not exceed $55,000,000;

         (i) letters of credit issued to provide credit support for IRB Debt and reimbursement obligations in respect of drawings thereunder, provided that such IRB Debt is otherwise permitted under this Section 5.07 or Section 5.08;

         (j) Debt incurred or assumed after the Closing Date for the purpose of financing all or any part of the cost of acquiring or constructing an asset of Vencor; provided that (i) such Debt is secured by a Lien on such asset that is permitted by Section 5.09(e) and (ii) the aggregate outstanding principal amount of all Debt permitted by this clause
    (j) and Section 5.08(i) does not at any time exceed $25,000,0000;

         (k) Debt incurred by Vencor at a time when Vencor has an Investment Grade Rating, for a consideration consisting entirely of cash, provided that (i) such Debt matures no more than 90 days after it is incurred and (ii) the aggregate outstanding principal amount thereof does not at any time exceed $150,000,000; and

         (l) any other Debt incurred by Vencor after the Closing Date and any other Guarantees entered into by Vencor after the Closing Date; provided that the aggregate outstanding principal amount of all Debt incurred or Guaranteed pursuant to this clause (1) shall not at any time exceed $25,000,000.

         SECTION 5.08. Limitation on Debt of Subsidiaries. Vencor will not permit any Subsidiary, at any time after the Closing Date, to incur or be liable with respect to (i) any Debt of a type described in clause (i), (ii) or
(iv) of the definition of "Debt" in Section 1.01 or (ii) any Guarantee of any such Debt, except:

         (a)      Debt and Guarantees outstanding under this Agreement;

        (b)      Permitted Intercompany Debt;

        (c)      Debt and Guarantees (other than those referred to in clauses
    (a) and (b) above) outstanding at the close of business on the Closing Date not exceeding $210,000,000 in aggregate outstanding principal amount;

        (d) Debt incurred after the Closing Date and Guarantees of Debt entered into after the Closing Date; provided that (i) the Debt so incurred or Guaranteed is incurred in exchange for or to repay, prepay, repurchase, redeem, defease, retire or refinance ("refinance") any outstanding Debt of Subsidiaries permitted by clauses (c), (d), (f), (g) and (i) of this
    Section 5.08; (ii) the principal amount of the Debt so incurred or Guaranteed shall not exceed the unpaid principal amount of the Debt so exchanged or refinanced, (iii) the aggregate principal amount of the Debt so incurred or Guaranteed that is required to be repaid, on a cumulative basis, through any date (a "date of determination") prior to the Final Maturity Date shall not exceed the aggregate principal amount of the Debt so exchanged or refinanced that would have been required to have been repaid, on a cumulative basis, after the date of the relevant exchange or refinancing and on or before the same date of determination and (iv) no restriction is imposed on any of the Combined Companies in connection with the Debt so incurred or Guaranteed that is more restrictive than the provisions of this Agreement (or, if more restrictive, the provisions of the documents applicable to the Debt so exchanged or refinanced);

        (e) Guarantees of Debt of other Subsidiaries permitted by this Section;

        (f) Debt of any Person that becomes a Subsidiary after the Closing Date and any other Debt assumed by a Subsidiary after the Closing Date in connection with the acquisition of one or more health care facilities or other businesses; provided in each case that such Debt was outstanding before such Person became a Subsidiary or such facility or business was acquired, as the case may be, and was not incurred in contemplation thereof;

        (g) Debt evidenced by bonds issued by such Subsidiary to tenants of residential units of New Pond Village in Walpole, Massachusetts or The Greens at

    Hanover in Nashua, New Hampshire evidencing the obligation to repay at the end of their tenancies amounts paid by them at the beginning of their tenancies, provided that the aggregate outstanding principal amount of all bonds referred to in this clause (g) and Section 5.07(h) (including any such bonds outstanding on the Closing Date) does not exceed $55,000,000;

        (h) letters of credit issued to provide credit support for IRB Debt and reimbursement obligations in respect of drawings thereunder, provided that such IRB Debt is otherwise permitted under Section 5.07 or this Section 5.08;

        (i) Debt incurred or assumed after the Closing Date for the purpose of financing all or any part of the cost of acquiring or constructing an asset of such Subsidiary; provided that (i) such Debt is secured by a Lien on such asset that is permitted by Section 5.09(e) and
    (ii) the aggregate outstanding principal amount of all Debt permitted by this clause (i) and Section 5.07(j) does not at any time exceed $25,000,0000; and

        (j) any other Debt incurred by such Subsidiary after the Closing Date or any other Guarantees entered into by such Subsidiary after the Closing Date; provided that the aggregate outstanding principal amount of all Debt incurred or Guaranteed by Subsidiaries pursuant to this clause (j) shall not at any time exceed $25,000,000.

         SECTION 5.09. Negative Pledge. After the Closing Date, Vencor will not, and will not permit any Subsidiary to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, except:

        (a) Liens created pursuant to the Collateral Documents and the Project Mortgages;

        (b) Liens existing on the Closing Date (other than Liens permitted by clause (a) above) securing Debt outstanding on the Closing Date in an aggregate principal amount not exceeding $200,000,000;

        (c) any Lien existing on any asset prior to the acquisition thereof by Vencor or such Subsidiary and not created in contemplation of such acquisition;

         (d) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary of Vencor or merges into Vencor or any of its Subsidiaries; provided that such Lien was not created in contemplation of such event;

         (e) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 180 days after the acquisition or completion of construction thereof and attaches to no asset other than such asset so financed;

         (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that the principal amount of such Debt is not increased and such Debt is not secured by any additional assets;

         (g)      Permitted Encumbrances;

         (h) Liens arising in the ordinary course of business (other than Liens of the types described in the definition of "Permitted Encumbrances") which (i) do not secure Debt, (ii) do not secure any single obligation (or series of related obligations) in an amount exceeding $5,000,000; provided that the limitation in this clause (ii) shall not apply to Liens securing worker's compensation, unemployment insurance and other types of social security, and (iii) do not in the aggregate materially detract from the value of the assets of Vencor and its Subsidiaries, taken as a whole, or materially impair the use thereof in the operation of their business;

         (i) other Liens securing Debt of Vencor not exceeding $25,000,000 in aggregate outstanding principal amount; and

         (j) other Liens securing Debt of Subsidiaries not exceeding $25,000,000 in aggregate outstanding principal amount.

         SECTION 5.10. Consolidations, Mergers and Asset Sales. Vencor will not, and will not permit any Subsidiary (except Ventech Systems, Inc.) to, consolidate or merge with or into, or sell, lease or otherwise dispose of all or substantially all of its assets to, any other Person, except that of Vencor may merge with any Person if Vencor is the surviving corporation and if immediately after such merger (and giving effect thereto) no Default shall have occurred and be continuing and (ii) any Subsidiary may merge or consolidate with or into, or transfer all or substantially all of its assets to, any Person if immediately after such transaction (and giving effect thereto) no Default shall have occurred and be continuing and either (A) the surviving corporation or transferee is Vencor or a Subsidiary or (B) such merger, consolidation or transfer of all or substantially all assets is in conjunction with a disposition by Vencor and its Subsidiaries of their entire investment in such Subsidiary and such disposition is not prohibited by any provision of the Financing Documents (other than this Section). No merger, consolidation or transfer of all or substantially all of the assets of any Subsidiary Borrower shall be permitted under this Section 5.10 unless the surviving corporation or transferee is Vencor or a Wholly-Owned Domestic Subsidiary.

         SECTION 5.11. Restricted Payments. Unless Vencor has an Investment Grade Rating, Vencor will not, and will not permit any Subsidiary to, declare or make any Restricted Payment on or after the Closing Date, except:

         (a) payments made with respect to Equity Securities of Hillhaven pursuant to and as described in the Merger Agreement;

         (b) prepayments or purchases of any Convertible Subordinated Debt that is not converted into common stock after Vencor calls such Convertible Subordinated Debt for prepayment or offers to purchase such Convertible Subordinated Debt;

         (c) any distribution of shares of Ventech Systems, Inc. by Vencor to its own shareholders; and

         (d) any other Restricted Payment if, immediately after such Restricted Payment is declared or made, the aggregate amount of all Restricted Payments declared or made after the Closing Date (excluding those permitted by clauses (a), (b) and (c) of this Section) does not exceed the sum of (i) $10,000,000, (ii) 10% of Consolidated Net Income for the period (considered as one accounting period) from the end of the Fiscal Quarter in which the Closing Date occurs to the end of the last Fiscal Quarter ending before such Restricted Payment is declared or made, and
    (iii) the net cash
    proceeds received by Vencor after the Closing Date from the sale of shares of its common stock;

provided that in no event shall Vencor or any Subsidiary declare or make any Restricted Payment pursuant to clause (c) or (d) of this Section if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

         SECTION 5.12. Limitation on Investments in Minority-Owned Affiliates. After the Closing Date none of the Combined Companies will make, acquire or hold any Investment in any Minority-Owned Affiliate, except

        (i) Investments existing on the Closing Date in Minority-Owned Affiliates existing on the Closing Date and identified on Schedule III hereto;

        (ii) payments made pursuant to a Guarantee of Debt of Minority-Owned Affiliates, provided that such Guarantee is not prohibited by Section 5.07 or 5.08;

        (iii) working capital loans to Minority-Owned Affiliates not at any time exceeding $30,000,000 in aggregate outstanding principal amount; and

        (iv)     any other Investment made after the Closing Date;   provided
    that, immediately after such Investment is made, the aggregate amount of all Investments made after the Closing Date pursuant to this clause (iv) does not exceed 5% of Consolidated Net Worth.

For purposes of clause (iv) of this Section, the amount of each Investment shall be deemed to be the original amount invested less any principal repaid or capital returned, but not less than zero.

         SECTION 5.13. Transactions with Affiliates. After the Closing Date, none of the Combined Companies will directly or indirectly, pay any funds to or for the account of, make any Investment in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate; provided that the foregoing provisions of this Section shall not prohibit:

        (a) any Combined Company from making any Investment in Minority-Owned Affiliates permitted by Section 5.12;

        (b) any Combined Company from making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, if such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to such Combined Company as the terms and conditions which would apply in a similar transaction with a Person not an Affiliate;

        (c) any Combined Company from making payments of principal, interest and premium on any Debt of such Combined Company held by an Affiliate if the terms of such Debt are substantially as favorable to such Combined Company as the terms which could have been obtained at the time of the creation of such Debt from a lender which was not an Affiliate;

        (d) any Combined Company from participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if such Combined Company participates in the ordinary course of its business and on a basis no less advantageous than the basis on which such Affiliate participates;

        (e) any Combined Company from maintaining, entering into or adopting any executive or employee incentive or compensation plan, contract or other arrangement (including any loans or extensions of credit in connection therewith), or any arrangement to terminate any of the foregoing, if such plan, contract, or arrangement has been or is approved either (i) at any time by the shareholders of Vencor prior to the Merger, by the shareholders of Hillhaven, in each case in accordance with such voting requirements as may be applicable, or (ii) at any time by the board of directors of Vencor or, prior to the Merger, by the board of directors of Hillhaven (or in each case a duly constituted committee of such board) at a meeting at which a quorum of disinterested directors is present;

        (f) any Combined Company from making any loan, guarantee or other accommodation in accordance with Vencor's policies and practices concerning employee relocation in the ordinary course of its business; or

        (g)      performance of the Affiliate Agreements.

         SECTION 5.14. Limitation on Restrictions Affecting Subsidiaries. None of the Combined Companies will enter into, or suffer to exist, any agreement (other than the Financing Documents) which prohibits or limits the ability of any Subsidiary to (i) pay dividends or make other distributions or pay any Debt owed to Vencor or any of its Subsidiaries, (ii) make loans or advances to Vencor or any of its Subsidiaries or (iii) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the obligations of any Borrower under any Financing Document; provided that the foregoing shall not prohibit any such prohibition or limitation contained in

        (a) the NME Guarantee Reimbursement Agreement, insofar as the provisions thereof in effect immediately before the Closing Date limit grants to other Persons of Liens on assets of any Subsidiary of Hillhaven;

        (b)      the reimbursement and other agreements relating to   existing
    letters of credit issued to support outstanding industrial revenue bonds the proceeds of which were used by First Healthcare and its Subsidiaries to acquire the Valley Gardens Health Care Center located in Stockton, California and the Meridian House retirement housing facility located in Lantan, Florida, insofar as the provisions thereof in effect on the Closing Date prohibit distributions to partners of the partnerships which own such facilities unless certain cash flow tests have been satisfied;

        (c)      any document relating to Debt secured by a Lien permitted by
    Section 5.09, insofar as the provisions thereof limit grants of junior liens on the assets securing such Debt;

        (d) any agreement relating to IRB Debt insofar as the provisions thereof limit grants to other Persons of Liens on the related health care facility or on any such IRB Debt held by the remarketing agent with respect thereto (or, in cases where the obligor thereon is a partnership, on any other assets of such partnership);

        (e) any operating lease or capital lease, insofar as the provisions thereof limit grants of a security interest in, or other assignments of, the related leasehold interest to any other Person; or

        (f) if a Person (other than Hillhaven and its Subsidiaries) becomes a Subsidiary of Vencor after the date hereof, any agreement that is binding on such Person and was not entered into in contemplation of its becoming a Subsidiary of Vencor, insofar as such agreement limits such Person's ability to take any action described in clause (i), (ii) or (iii) of this Section, provided that either:

                (1) such limitation is terminated within 60 days after such Person becomes a Subsidiary of Vencor or

                (2) not more than 5% of Consolidated EBITDA for any period of four consecutive Fiscal Quarters is attributable, in the aggregate, to Persons that become Subsidiaries of Vencor after the date hereof and remain subject to such limitations more than 60 days after becoming Subsidiaries of Vencor.

         SECTION 5.15.  No Modification of Certain Documents Without Consent.
(a) None of the Combined Companies will consent to or solicit any amendment or supplement to, or any waiver or other modification of, any Affiliate Agreement if the effect thereof would be to increase the amount, or to accelerate the date of payment, of any obligation of any of the Combined Companies thereunder.

         (b) None of the Combined Companies will consent to or solicit any amendment or supplement to, or any waiver or other modification of, any agreement or instrument evidencing or governing the 10 1/8% Subordinated Notes or any Convertible Subordinated Debt if the effect thereof would be adverse in any respect to the Banks.

         SECTION 5.16. Minimum Consolidated Net Worth. Consolidated Net Worth will at no time be less than the Minimum Compliance Level. The "Minimum Compliance Level" means, at any date (the "date of determination"), an amount equal to the sum of (i) $480,000,000 plus (ii) for each Fiscal Quarter ended after September 30, 1995 and on or prior to the date of determination for which Consolidated Net Income is a positive number, an amount equal to 50% of such positive number plus (iii) the net amount (after deducting all applicable transaction expenses) by which Consolidated Net Worth shall have been increased after June 30, 1995 and on or prior to the date of determination from the conversion of Convertible Subordinated Debt.

The Minimum Compliance Level shall not be reduced if Consolidated Net Income for any Fiscal Quarter is a negative number.

         SECTION 5.17. Leverage Ratio. At the end of each Fiscal Quarter (a "Quarterly Measurement Date"), the ratio of (x) Consolidated Debt for Borrowed Money to (y) Consolidated EBITDA for the four consecutive Fiscal Quarters then ended will not exceed the ratio set forth below opposite the period in which such Quarterly Measurement Date falls:

                 Period                                         Ratio
                 ------                                         -----
         October 1, 1995 through
           September 30, 1996                                  3.50 to 1
         October 1, 1996 through
           September 30, 1997                                  3.00 to 1
         October 1, 1997
           and thereafter                                      2.50 to 1

For purposes of calculating the foregoing ratio at any Quarterly Measurement Date, if any corporation or other entity shall have been acquired by any of the Combined Companies during the relevant period of four consecutive Fiscal Quarters, Consolidated EBITDA for such period shall be calculated as if such corporation or other entity had been acquired at the beginning of such period, to the extent that the relevant financial information with respect to it for the portion of such period prior to such acquisition can be determined with reasonable accuracy.

         SECTION 5.18. Fixed Charge Coverage Ratio. At the end of each Fiscal Quarter (a "Quarterly Measurement Date"), the ratio of (i) Consolidated EBITDAR for the four consecutive Fiscal Quarters then ended to (ii) the sum of Consolidated Interest Expense and Consolidated Rental Expense for the same four Fiscal Quarters will not be less than the ratio set forth below opposite the period in which such Quarterly Measurement Date falls:

                 Period                                         Ratio
                 ------                                         -----
         October 1, 1995 through
           September 30, 1996                                 2.25 to 1
         October 1, 1996 through
           September 30, 1997                                 2.50 to 1
         October 1, 1997
           and thereafter                                     2.75 to 1

                                   ARTICLE VI

                                    DEFAULTS

         SECTION 6.01. Defaults. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

         (a) any principal of any Loan or LC Reimbursement Obligation shall not be paid when due, or any interest, fees or other amount payable hereunder shall not be paid within three Domestic Business Days after the due date thereof; or

         (b) Vencor shall fail to observe or perform any covenant contained in Section 5.01(e), Section 5.01(f) or Sections 5.07 through 5.18, inclusive; or

         (c) Vencor shall fail to observe or perform any of its covenants or agreements contained in the Financing Documents (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to Vencor by the Documentation Agent at the request of any Bank; or

         (d) any representation, warranty, certification or statement made by any Borrower in any Financing Document or in any certificate, financial statement or other document delivered pursuant thereto shall prove to have been incorrect in any material respect when made; or

         (e) the Combined Companies shall fail to make any payment in respect of Material Debt when due or within any period of grace applicable to such payment; or

         (f) any event or condition (other than the Merger and the change in control of Hillhaven and its Subsidiaries effected thereby) shall occur that (i) results in the acceleration of the maturity of any Financial Accommodation, or (ii) enables the holder or holders of such Financial Accommodation or any Person acting on behalf of such holder or holders to accelerate the maturity thereof, and the aggregate amount that would be payable by the Combined Companies upon the acceleration of all Financial Accommodations referred to in clauses (i) and (ii) above equals or exceeds $25,000,000; or

        (g) any of the Combined Companies shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

        (h) an involuntary case or other proceeding shall be commenced against any of the Combined Companies seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any of the Combined Companies under the Federal bankruptcy laws as now or hereafter in effect; or

        (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $1,000,000; or

        (j) one or more Enforceable Judgments for the payment of money aggregating in excess of $20,000,000 shall be rendered against one or more of the Combined Companies (net of any portion thereof covered by insurance as to which the insurance carrier has acknowledged its responsibility); or

        (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 35% or more of the outstanding shares of common stock of Vencor; or, during any period of 24 consecutive calendar months, individuals who were members of the board of directors of Vencor or Hillhaven on the first day of such period shall cease to constitute a majority of the board of directors of Vencor; or

        (l) any Lien created by any of the Collateral Documents shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be subject to such Lien, subject to no prior or equal Lien (except Permitted Liens on Optional Additional Collateral) or any Borrower shall so assert in writing; or

        (m) any provision of Article IX shall cease to be in full force and effect with respect to Vencor, or Vencor or any Person acting on behalf of Vencor shall so assert in writing;

then, and in every such event, the Documentation Agent shall:

        (i) if requested by Banks having more than 50% in aggregate amount of the Revolving Credit Commitments and unused Term Commitments (if then in effect), by notice to Vencor terminate the Commitments and they shall thereupon terminate;

        (ii) if requested by Banks having more than 50% of the aggregate amount of the LC Exposures, by notice to each LC Issuing Bank instruct such LC Issuing Bank (x) not to extend the expiry date of any outstanding Letter of Credit and/or (y) in the case of any Evergreen Letter of Credit, to give notice to the beneficiary thereof terminating such Letter of Credit as soon as is permitted by the provisions thereof, whereupon such LC Issuing Bank shall deliver notice to that effect promptly (or as soon thereafter as is permitted by the provisions of the relevant Letter of Credit) to the beneficiary of each such Letter of Credit and the relevant Borrower; and

         (iii) if requested by Banks holding Notes evidencing more than 50% in aggregate outstanding principal amount of the Loans, by notice to each Borrower declare its Notes (together with accrued interest thereon) to be, and such Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower;

provided that in the case of an Event of Default specified in Section 6.01(g) or (h) with respect to any Borrower, without any notice to any Borrower or any other act by the Documentation Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

         SECTION 6.02. Notice of Default. The Documentation Agent shall give notice to Vencor under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

         SECTION 6.03. Cash Cover. Each Borrower agrees, in addition to the provisions of Section 6.01, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the Documentation Agent upon instruction from Banks having more than 50% of the aggregate amount of the LC Exposures, pay (and, in the case of any of the Events of Default specified in Section 6.01(g) or (h) with respect to any Borrower, forthwith, without any demand or the taking of any other action by the Documentation Agent or any Bank, it shall pay) to the Collateral Agent an amount in immediately available funds equal to the then aggregate amount available for subsequent drawings under all outstanding Letters of Credit issued for the account of such Borrower to be held for the benefit of the Banks and the LC Issuing Banks in accordance with the Collateral Documents to secure the payment of all LC Reimbursement Obligations arising from subsequent drawings under such Letters of Credit.

                                  ARTICLE VII

                                   THE AGENTS

         SECTION 7.01. Appointment and Authorization. (a) Each Bank irrevocably appoints the Documentation Agent to act as its agent in connection herewith and authorizes the Documentation Agent to take such action as agent on such Bank's behalf and to exercise such powers under the Financing Documents as are delegated to the Documentation Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

         (b) Each Bank irrevocably appoints the Administrative Agent to act as its agent in connection herewith and authorizes the Administrative Agent to take such action as agent on such Bank's behalf and to exercise such powers under the Financing Documents as are delegated to the Administrative Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

         (c) Each of the Banks, the LC Issuing Banks, the Documentation Agent and the Administrative Agent authorizes the Collateral Agent to execute the Collateral Documents and irrevocably appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Collateral Documents as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

         SECTION 7.02. Agents and Affiliates. Each of Morgan, NationsBank and Morgan Delaware shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not one of the Agents. Each of Morgan, NationsBank and Morgan Delaware and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any of the Combined Companies or their Affiliates as if it were not one of the Agents.

         SECTION 7.03. Action by Agents. The obligations of each of the Agents under the Financing Documents are only those expressly set forth therein with respect to it. Without limiting the generality of the foregoing, none of the Agents shall be required to take any action with respect to any Default, except as expressly provided in Article VI hereof and in the Collateral Documents.





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
         SECTION 7.04. Consultation with Experts. Each of the Agents may consult with legal counsel (who may be counsel for a Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 7.05. Liability of Agents. None of the Agents or their respective affiliates or their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with the Financing Documents (A) with the consent or at the request of the Required Banks or (B) in the absence of its own gross negligence or willful misconduct. None of the Agents or their respective affiliates or their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Financing Document or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of any Borrower under any Financing Document; (iii) the satisfaction of any condition specified in Article III except, in the case of the Documentation Agent, receipt of items required to be delivered to it; (iv) the validity, effectiveness or genuineness of any Financing Document or any other instrument or writing furnished in connection therewith; or (v) the existence, genuineness or value of any of the Collateral or the validity, perfection, priority or enforceability of any Lien on any of the Collateral. None of the Agents shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile copy or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         SECTION 7.06. Indemnification. The Banks shall, ratably in accordance with their respective Credit Exposures, indemnify each Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitee's gross negligence or willful misconduct) that such indemnitee may suffer or incur in connection with the Financing Documents or any action taken or omitted by such indemnitees thereunder.





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
         SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agents or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agents or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.

         SECTION 7.08. Agents' Fees. Vencor shall pay fees to each of the Agents in the amounts and at the times agreed to by Vencor and such Agent.

         SECTION 7.09. Successor Agents. Each of the Agents may resign at any time (a "Retiring Agent") by giving notice thereof to the Banks, the other Agents and Vencor. Upon any such resignation, the Required Banks shall have the right to appoint a successor for the Retiring Agent (a "Successor Agent"). If no Successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the Retiring Agent gives notice of resignation, then the Retiring Agent may, on behalf of the Banks, appoint a Successor Agent, which shall be a Bank or any other commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as a Successor Agent, such Successor Agent shall thereupon succeed to and become vested with all the rights and duties of the Retiring Agent, and the Retiring Agent shall be discharged from its duties and obligations hereunder. After any Retiring Agent resigns as an Agent hereunder, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was one of the Agents.

         SECTION 7.10. Collateral Agent. (a) As to any matters not expressly provided for in the Collateral Documents (including the timing and methods of realization upon the collateral), the Collateral Agent shall act or refrain from acting in accordance with written instructions from the Required Banks or, in the absence of such instructions, in accordance with its discretion; provided that the Collateral Agent shall not be obligated to take any action if the Collateral Agent believes that such action is or may be contrary to any applicable law or might cause the

Collateral Agent to incur any loss or liability for which it has not been indemnified to its satisfaction.

         (b) The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of any Lien on any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part under the Collateral Documents. The Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of the Collateral Documents by any Borrower.

         SECTION 7.11. Obligations of Co-Agents. The Co-Agents in their capacities as such, shall have no duties, obligations or liabilities of any kind hereunder.


                                  ARTICLE VIII

                            CHANGES IN CIRCUMSTANCES

         SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Group of Euro-Dollar Loans or CD Loans:

         (a) the Administrative Agent is advised by NationsBank that deposits in dollars (in the applicable amounts) are not being offered to it in the relevant market for such Interest Period, or

         (b) Banks holding Notes evidencing 50% or more of the aggregate outstanding principal amount of the Loans to which such Interest Period will apply advise the Administrative Agent that the London Interbank Offered Rate or the Adjusted CD Rate, as the case may be, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans or CD Loans, as the case may be, for such Interest Period, the Administrative Agent shall forthwith give notice thereof to Vencor and the Banks, whereupon until the Administrative Agent notifies Vencor that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make Euro-Dollar Loans or CD Loans, as the case may be, or to convert outstanding Loans of a different Interest Type to Euro-Dollar Loans or CD Loans, as the case may be, shall be suspended and (ii) each outstanding Euro-Dollar

Loan or CD Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the relevant Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Euro-Dollar Borrowing or CD Borrowing, as the case may be, for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

         SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and Vencor, whereupon until such Bank notifies Vencor and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to convert outstanding Base Rate Loans or CD Loans into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section 8.02, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or (ii) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

         SECTION 8.03. Increased Cost and Reduced Return. (a) If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any reserve, special deposit, insurance assessment or similar requirement (including any such requirement imposed by the Board of Governors of the Federal Reserve System but excluding (i) with respect to any Euro-Dollar Loan, any such requirement included in an applicable Euro-Dollar Reserve Percentage and (ii) with respect to any CD Loan, any such requirement included in an applicable Domestic Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or the London interbank market or the United States market for certificates of deposit any other condition affecting its Euro-Dollar Loans or CD Loans, its Notes or its obligation to make Euro-Dollar Loans or CD Loans, and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining its Euro-Dollar Loans or its CD Loans, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the relevant Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction; provided that the relevant Borrower shall not be liable to any Bank in respect of any such increased cost or reduction with respect to any period of time more than three months before Vencor receives the notice required by the first sentence of Section 8.03(c) or more than six months before Vencor receives the relevant certificate referred to in the second sentence of Section 8.03(c).

         (b) If any Bank shall have determined that, after the date of this Agreement, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's





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
obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), Vencor shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction; provided that Vencor shall not be liable to any Bank in respect of any such reduction with respect to any period of time more than three months prior to the date of the notice required by the first sentence of Section 8.03(c).

         (c) Each Bank will promptly notify Vencor and the Administrative Agent of any event of which it has knowledge, occurring after the date of this Agreement, which will entitle such Bank to compensation pursuant to this
Section 8.03 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section
8.03 and setting forth the additional amount or amounts to be paid to it hereunder, showing the calculation thereof in reasonable detail, shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         SECTION 8.04. Taxes. (a) Any and all payments by any Borrower to or for the account of any Bank, any LC Issuing Bank or any Agent hereunder or under any other Financing Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank, each LC Issuing Bank and each Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which it is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Financing Document to any Bank, any LC Issuing Bank or any

Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank, LC Issuing Bank or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions,
(iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) such Borrower shall furnish to the Administrative Agent, at its address specified in or pursuant to Section 11.01, the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, Vencor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any other Financing Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Financing Document (hereinafter referred to as "Other Taxes").

         (c) Vencor agrees to indemnify each Bank, LC Issuing Bank and Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this
Section 8.04) paid by such Bank, LC Issuing Bank or Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Bank, LC Issuing Bank or Agent (as the case may be) makes demand therefor.

         (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by Vencor (but only so long as such Bank remains lawfully able to do so), shall provide Vencor and the Administrative Agent with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a





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

Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 8.04(a).

         (e) For any period with respect to which a Bank has failed to provide Vencor and the Administrative Agent with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(a) with respect to Taxes imposed by the United States; provided that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, each Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

         (f) If any Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the sole judgment of such Bank, is not otherwise disadvantageous to such Bank.

         (g) Without prejudice to the survival of any other agreement of any Borrower hereunder, the agreements and obligations of each Borrower contained in this Section 8.04 shall survive the payment in full of the principal of and interest on the Notes and the LC Reimbursement Obligations.

         SECTION 8.05. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (x) the obligation of any Bank to make or maintain Euro-Dollar
Loans has been suspended pursuant to Section 8.02 or (y) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its Euro-Dollar Loans and Vencor shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section 8.05 shall apply to such Bank, then, unless and until such Bank notifies Vencor that the circumstances giving rise to such suspension or demand for compensation no longer exist:





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
         (a) all Loans which would otherwise be made by such Bank as (or continued as or converted into) Euro-Dollar Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

         (b) after each of its Euro-Dollar Loans has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans to the relevant Borrower instead.

If such Bank notifies Vencor that the circumstances giving rise to such notice no longer apply, the principal amount of each such Domestic Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks.

         SECTION 8.06.  Substitution of Banks.  If any Bank (a "Selling Bank")
(i) gives notice pursuant to Section 8.02 that it is unlawful or impossible for such Bank to make, maintain or fund its Euro-Dollar Loans or (ii) demands compensation under Section 2.06(l), 8.03 or 8.04, Vencor shall have the right, with the assistance of the Documentation Agent, to seek one or more banks or other institutions (collectively, the "Purchasing Banks") willing to purchase the Notes of the Selling Bank and its participation in any outstanding LC Reimbursement Obligations and to assume the Selling Bank's Revolving Credit Commitment, its unused Term Commitment (if any) and its participation in the LC Liabilities on the terms specified in this Section 8.06; provided that any such purchase and assumption by a Purchasing Bank that is not already a Bank shall be subject to the consent of the Administrative Agent and each LC Issuing Bank (which consents shall not be unreasonably withheld). The Selling Bank shall be obligated to sell its Notes and its participation in any outstanding LC Reimbursement Obligations to such Purchasing Bank or Banks (which may include one or more of the Banks) within 15 days after receiving notice from Vencor requiring it to do so, at an aggregate price equal to the outstanding principal amount thereof plus unpaid interest accrued thereon up to but excluding the date of sale. In connection with any such sale, and as a condition thereof, Vencor shall pay to the Selling Bank all commitment fees and letter of credit fees accrued for its account hereunder to but excluding the date of such sale, plus, if demanded by the Selling Bank at least two Domestic Business Days prior to such sale, (i) the amount of any compensation which would be due to the Selling Bank under Section 2.11 if the relevant Borrowers had prepaid the outstanding Euro-Dollar Loans of the Selling Bank on the date of such sale and (ii) any additional compensation accrued for its account under Section 8.03 to but excluding said date. Upon such sale, the Purchasing Bank or Banks shall assume the Selling Bank's Revolving Credit Commitment, its unused Term Commitment (if any) and its participation in the LC Liabilities, and the Selling Bank shall be released from its obligations hereunder to a corresponding extent. If any Purchasing Bank is not already one of the Banks, the Selling Bank, as assignor, such Purchasing Bank, as assignee, the Administrative Agent and each LC Issuing Bank shall enter into an appropriate assignment and assumption agreement, whereupon such Purchasing Bank shall be a Bank party to this Agreement, shall be deemed to be an Assignee hereunder and shall have all the rights and obligations of a Bank with a Revolving Credit Commitment and unused Term Commitment (if any) equal to its ratable share of the Revolving Credit Commitment and unused Term Commitment (if any) of the Selling Bank and with a participation in the LC Liabilities equal to its ratable share of the Selling Bank's participation in the LC Liabilities. Upon the consummation of any sale pursuant to this Section 8.06, the Selling Bank, the Administrative Agent and the Borrowers shall make appropriate arrangements so that, if required, each Purchasing Bank receives new Notes complying with the provisions of Section 2.03.


                                   ARTICLE IX

                              GUARANTEE BY VENCOR

         SECTION 9.01. The Guarantee. Vencor unconditionally and irrevocably guarantees the full and punctual payment of all present and future indebtedness and other obligations of each Subsidiary Borrower evidenced by or arising out of any Financing Document, including the full and punctual payment of principal of and interest on the Notes of each Subsidiary Borrower and the full and punctual payment of all other sums now or hereafter owed by any Subsidiary Borrower under any Financing Document as and when the same shall become due and payable, whether at maturity or by declaration or otherwise, according to the terms hereof and thereof (including any interest which accrues on any of the foregoing obligations after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Subsidiary

Borrower, whether or not allowed or allowable as a claim in any such proceeding). If any Subsidiary Borrower fails punctually to pay the indebtedness and other obligations guaranteed by Vencor hereby, Vencor unconditionally agrees to cause such payment to be made punctually as and when the same shall become due and payable, whether at maturity or by declaration or otherwise, and as if such payment were made by such Subsidiary Borrower.

         SECTION 9.02. Guarantee Unconditional. The obligations of Vencor under this Article IX shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

         (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Subsidiary Borrower under any Financing Document by operation of law or otherwise;

         (b) any modification, amendment or waiver of or supplement to any Financing Document;

         (c) any release, impairment, non-perfection or invalidity of any direct or indirect security, or of any guarantee or other liability of any third party, for any obligation of any Subsidiary Borrower under any Financing Document;

         (d) any change in the corporate existence, structure or ownership of any Subsidiary Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Subsidiary Borrower or its assets, or any resulting release or discharge of any obligation of any subsidiary Borrower contained in any Financing Document;

         (e) the existence of any claim, set-off or other rights which Vencor or any subsidiary Borrower may have at any time against any Bank, any LC Issuing Bank, any Agent or any other Person, whether or not arising in connection with this Agreement, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

         (f) any invalidity or unenforceability relating to or against any Subsidiary Borrower for any reason of any Financing Document, or any provision of applicable law or regulation purporting to prohibit the payment by any Subsidiary Borrower of the principal of or interest on any Note or any other amount payable by it under any Financing
    Document; or

        (g) any other act or omission to act or delay of any kind by any Subsidiary Borrower, any Bank, any LC Issuing Bank, any Agent or any other Person or any other circumstance whatsoever that might, but for the provisions of this Section 9.02, constitute a legal or equitable discharge of Vencor's obligations under this Article IX.

         SECTION 9.03. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Vencor's obligations under this Article IX constitute a continuing guaranty and shall remain in full force and effect until the Commitments of each Bank shall have terminated and the Credit Exposure of each Bank shall have been reduced to zero and all amounts payable by each Subsidiary Borrower under the Financing Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by any Subsidiary Borrower under any Financing Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Subsidiary Borrower or otherwise, Vencor's obligations under this Article IX with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

         SECTION 9.04. Waiver. Vencor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Subsidiary Borrower or any other Person or against any security.

         SECTION 9.05. Subrogation. Upon making any payment with respect to the obligations of any Subsidiary Borrower hereunder, Vencor shall be subrogated to the rights of the payee against such Subsidiary Borrower with respect to such payment; provided that Vencor shall not enforce any payment by way of subrogation against such Subsidiary Borrower so long as any Bank has any Commitment to such Subsidiary Borrower hereunder or any Credit Exposure to such Subsidiary Borrower hereunder or any interest or fees payable by such Subsidiary Borrower hereunder remain unpaid.

         SECTION 9.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Subsidiary Borrower under any Financing Document is stayed upon the insolvency, bankruptcy or reorganization of such Subsidiary Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by Vencor hereunder forthwith on demand by the Documentation Agent made at the request of the requisite number of Banks specified in Section 6.01.


                                   ARTICLE X

                         REPRESENTATIONS AND WARRANTIES
                            OF ADDITIONAL BORROWERS

         Each Wholly-Owned Domestic Subsidiary that becomes an Additional Borrower pursuant to Section 2.14 shall, by signing and delivering its Election to Participate, represent and warrant as of the date thereof that:

         SECTION 10.01. Corporate Existence and Power. It is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is, and at the time of each Borrowing by it hereunder will be, a Wholly-Owned Domestic Subsidiary.

         SECTION 10.02. Corporate and Governmental Authorization; No Contravention. The execution and delivery by it of its Election to Participate and its Notes, and the performance by it of its obligations under this Agreement and its Notes, are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its Charter Documents, or of any agreement, judgment, injunction, order, decree or other instrument binding upon Vencor or such Additional Borrower or result in the creation or imposition of any Lien on any asset of Vencor or any of its Subsidiaries.

         SECTION 10.03. Binding Effect. This Agreement constitutes a valid and binding agreement of such Additional Borrower and its Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of such Additional Borrower, in each case enforceable in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency or other similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity.

                                   ARTICLE XI

                                 MISCELLANEOUS

         SECTION 11.01. Notices. Unless otherwise specified herein, all notices, requests and other communications to any party under any Financing Document shall be in writing (including bank wire, telex, facsimile copy or similar writing) and shall be given to such party at its address or telex or facsimile number set forth on the signature pages hereof (or, in the case of any Bank, in its Administrative Questionnaire) or such other address or telex or facsimile number as such party may hereafter specify for the purpose by notice to the Agents and Vencor. Each such notice, request or other communication shall be effective (i) is given by telex, when such telex is transmitted to the telex number specified in this Section 11.01 and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number referred to in this Section 11.01 and confirmation of receipt is received, (iii) if given by mail, ten days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iv) if given by any other means, when delivered at the address specified in this Section 11.01, provided that notices to the Documentation Agent or the Administrative Agent under Article II or VIII shall not be effective until received.

         SECTION 11.02. No Waiver. No failure or delay by the Agents, the Banks or the LC Issuing Banks, or any of them, in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Financing Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 11.03. Expenses; Indemnification. (a) Vencor shall pay on demand (i) all reasonable out-of-pocket expenses of the Documentation Agent and the Collateral Agent (including reasonable fees and disbursements of Davis Polk & Wardwell, special counsel for the Agents) in connection with the preparation and administration of the Financing Documents, any waiver, consent or amendment of any provision thereof, or any Default or alleged Default hereunder, and (ii) if any, Event of Default occurs, all out-of-pocket expenses incurred by any Bank, LC Issuing Bank or Agent, including fees and disbursements of counsel (including internal charges reasonably allocated to services performed by in-house counsel), in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom.

         (b) Vencor shall indemnify each Bank, LC Issuing Bank and Agent, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including the reasonable fees and disbursements of counsel for any Indemnitee in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto, and any Environmental Liabilities) which may be incurred by any Indemnitee relating to or arising out of the Financing Documents or any actual or proposed use of the proceeds of the Loans or the Letters of Credit; provided that no Indemnitee shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         SECTION 11.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive
(i) payment of a proportion of the aggregate amount of principal and interest due with respect to any Note of any Borrower held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note of such Borrower (evidencing Loans of the same Class) held by such other Bank or (ii) payment of a proportion of its participation in the LC Liabilities of any Borrower which is greater than the proportion received by any other Bank in respect of its participation in the LC Liabilities of the same Borrower, the Bank receiving such proportionately greater payment shall purchase such participations in the relevant Notes or the relevant LC Liabilities (as the case may be) of the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes of each Borrower (evidencing Loans of the same Class) held by the Banks shall be shared by the Banks pro rata and all such payments with respect to the LC Liabilities of each Borrower shall be shared by the Banks pro rata; provided that nothing in this Section 11.04 shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Borrower other than its indebtedness under its Notes or its LC Liabilities. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note of such Borrower or the LC Liabilities of such Borrower, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

         SECTION 11.05. Amendments and Waivers. (a) Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and the Required Banks (and, if the rights or duties of any Agent or LC Issuing Bank are affected thereby, by it); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the corresponding Commitments of all the Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or LC Reimbursement Obligation or any fees payable for the account of the Banks hereunder, (iii) postpone the date fixed for any scheduled payment or prepayment of principal of or interest on any Loan, any LC Reimbursement Obligation or any such fees hereunder or for any termination or reduction of any Commitments pursuant to Section 2.09, (iv) amend Section 11.03 or Article IX or release Vencor from its obligations thereunder or (v) change the percentage of the Commitments, the Credit Exposures, the LC Exposures or the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section 11.05 or any other provision of this Agreement.

         (b) Any provision of the Security Agreement may be amended as, and only as, provided in Section 22 thereof. Any provision of any other Collateral Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed or otherwise approved in writing by Vencor and the Required Banks (and, if the rights or duties of any Agent are affected thereby, by it).

         SECTION 11.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Banks.

         (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitments or any or all of its Loans or its participations in the LC Liabilities. If any Bank grants a participating interest to a Participant, whether or not upon notice to Vencor and the Agents, such Bank shall remain responsible for the performance of its obligations hereunder, and each Borrower and the Agents shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under the Financing Documents. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers under the Financing Documents, including the right to approve any amendment, modification or waiver of any provision of the Financing Documents; provided that such participation agreement may provide that (A) such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii) or
(iv) of Section 11.05(a) without the consent of the Participant and (B) such Bank will agree to vote the Participant's participating interest with respect to any matter requiring a vote of the Super-Majority Banks (as defined in the Security Agreement) under the Security Agreement as the Participant may direct. Each Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Section 2.06(f) and
Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by Section 11.06(c) or (d) shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this Section 11.06(b).

         (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a ratable portion (in the case of each Assignee, equivalent to initial Commitments aggregating not less than $15,000,000) of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, with (and subject to) the consent of Vencor, the Administrative Agent and each LC Issuing Bank (which consents shall not be unreasonably withheld); provided that (i) if an Assignee is an affiliate of such transferor Bank or is already a Bank immediately prior to such assignment, no such consent shall be required, but written notice of such assignment shall be given to the Administrative Agent and Vencor and (ii) any such assignment may be made to an Assignee that is already a Bank without regard to the foregoing minimum assignment amount. Upon execution and delivery of an appropriate instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment or Commitments as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this Section 11.06(c), the transferor Bank, the Administrative Agent and each Borrower shall make appropriate arrangements so that, if required, new Notes complying with the provisions of Section 2.03 are issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500. if the Assignee is not incorporated under the laws of the United States or a state thereof, it shall deliver to Vencor and the Administrative Agent certification as to exemption from deduction or withholding of United States federal income taxes in accordance with Section 8.04.

         (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Notes as security to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

         (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 2.06(l),
8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with Vencor's prior written consent or by reason of the provisions of section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         SECTION 11.07. Margin Stock. Each of the Banks represents to the Agents and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

         SECTION 11.08. Failure of Bank to Satisfy Minimum Rating Condition. If at any time any Bank fails to satisfy the Minimum Rating Condition, such Bank (a "Non-Complying Bank") shall (i) promptly notify Vencor, the Documentation Agent, the Administrative Agent and the LC Issuing Banks thereof and (ii) assist the Borrower in seeking one or more Eligible Banks to purchase its Notes and its participation in any outstanding LC Reimbursement Obligations and to assume its Revolving Credit Commitment, its unused Term Commitment (if any) and its participation in the LC Liabilities. If such a sale and assumption has not been effected within 60 days after such Non-Complying Bank first fails to satisfy the Minimum Rating Condition, then, for so long as such failure continues, such Non-Complying Bank shall cause Eligible Collateral to be pledged, or letters of credit to be issued by one or more Eligible Banks, in favor of each of the LC Issuing Banks, in each case in an amount at least equal from time to time to the aggregate amount of such Non-Complying Bank's Revolving Credit Percentage of the LC Liabilities then outstanding in respect of Letters of Credit issued by such LC Issuing Bank and otherwise on terms satisfactory to such LC Issuing Bank.

        For purposes of this Section 11.08:

        (i) the "Minimum Rating Condition" is satisfied by a Bank at any time if (A) the issuer rating of such Bank or its Parent is then at least "C" by Thompson BankWatch, Inc. (or its successors) (or, in the case of any Bank organized under the laws of any jurisdiction outside the United States, the individual rating of the Bank or its Parent is then at least "C" by IBCA Limited (or its successors)), (B) the scoring of such Bank or its Parent is then at least "2" by Thompson BankWatch, Inc. (or its successors) or (C) long-term unsecured public debt of such Bank or its Parent is then rated at least "BBB" by S&P and at least "Baa2" by Moody's;

        (ii) "Eligible Bank" means any bank or other financial institution whose (or whose Parent's) long-term unsecured public debt is rated at least "A-" by S&P or at least "A3" by Moody's; and

        (iii) "Eligible Collateral" means (A) cash, (B) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, and (C) debt securities of an issuer incorporated under the laws of the United States or any state thereof which are rated at least "A" by S&P or "A1" by Moody's, in each case (except in the case of cash) maturing not more than one year after such obligation or security is pledged pursuant to this Section 11.08.

         SECTION 11.09. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         SECTION 11.10. Counterparts; Integration; Effectiveness. This Agreement and any amendment to this Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument. This Agreement (together with the other Financing Documents) constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Documentation Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart had not been received, receipt by the Documentation Agent in form satisfactory to it of facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

         SECTION 11.11. WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENTS, THE BANKS AND THE LC ISSUING BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.11.

         SECTION 11.12. Confidentiality. Each Bank agrees to keep the information contained in the Information Memorandum and any other non-public information delivered or made available by any Borrower to it confidential and to use such information only for the purpose of evaluating, approving, structuring and administering the Loans and the Letters of Credit; provided that nothing herein shall prevent any Bank from disclosing such information (i) to persons employed or retained by such Bank who are engaged or expected to be engaged in evaluating, approving, structuring or administering the Loans and the Letters of Credit, (ii) to any other person if reasonably incidental to the administration of the Loans or the Letters of Credit, (iii) to any other Bank or to any Agent, (iv) pursuant to any subpoena or express direction of any court or other authorized government agency or as otherwise required by law,
(v) upon the request or demand of any bank regulatory agency, bank examiner or comparable authority, (vi) which has theretofore been publicly disclosed or is otherwise available to such Bank on a non-confidential basis from a source that is not, to its knowledge, subject to a confidentiality agreement with Vencor,
(vii) in connection with any litigation to which any of the Agents, the Banks or their respective subsidiaries or Parents may be a party, (viii) to the extent necessary in connection with the exercise of any remedy hereunder, (ix) to such Bank's affiliates, legal counsel and independent auditors and (x) to any actual or proposed Participant or Assignee that has signed a written agreement containing provisions substantially similar to this Section 11.12. Any Bank that discloses confidential information to other Persons as contemplated by clause (i), (ii) or (ix) of the foregoing proviso shall inform such other Persons of the confidential nature of such information and shall instruct them to keep such information confidential (except for disclosures permitted by the foregoing proviso). Before any Bank discloses confidential information pursuant to clause (iv) or (vii) of the foregoing proviso, such Bank shall, to the extent permitted by law, advise Vencor of such proposed disclosure so that Vencor may, in its discretion, seek an appropriate protective order.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                    BORROWERS

                                    VENCOR, INC.

                                    By:      /s/ W. Earl Reed, III
                                       --------------------------------------
                                    Title:   Vice President of Finance and
                                             Development
                                    Address:   3300 Providian Center
                                               400 West Market Street
                                               Louisville, Kentucky 40202
                                    Attention: General Counsel
                                    Facsimile: 502-569-7499



                                    FIRST HEALTHCARE CORPORATION


                                    By:      /s/ Robert F. Pacquer
                                       --------------------------------------
                                    Title: Senior Vice President

                                    1148 Broadway Plaza
                                    Tacoma, Washington 98402
                                    Attention:  General Counsel
                                    Facsimile:  206-502-3623

                                    With a copy to:
                                    Address:    3300 Providian Center
                                                400 West Market Street
                                                Louisville, Kentucky 40202
                                    Attention:  General Counsel
                                    Facsimile:  502-569-7499

                                    NORTHWEST HEALTH CARE, INC.

                                    By:      /s/ Robert F. Pacquer
                                       ---------------------------------------
                                    Title: Senior Vice President

                                    1148 Broadway Plaza
                                    Tacoma, Washington 98402
                                    Attention:  General Counsel
                                    Facsimile:  206-502-3623

                                    With a copy to:
                                    Address:    3300 Providian Center
                                                400 West Market Street
                                                Louisville, Kentucky 40202
                                    Attention:  General Counsel
                                    Facsimile:  502-569-7499


                                    MEDISAVE PHARMACIES, INC.

                                    By:      /s/ Robert F. Pacquer
                                       ---------------------------------------
                                    Title: Senior Vice President

                                    1148 Broadway Plaza
                                    Tacoma, Washington 98402
                                    Attention:  General Counsel
                                    Facsimile:  206-502-3623

                                    With a copy to:
                                    Address:    3300 Providian Center
                                                400 West Market Street
                                                Louisville, Kentucky 40202
                                    Attention:  General Counsel
                                    Facsimile:  502-569-7499

                                    HILLHAVEN PROPERTIES, LTD.

                                    By:      /s/ Robert F. Pacquer
                                       ---------------------------------------
                                    Title: Senior Vice President

                                    1148 Broadway Plaza
                                    Tacoma, Washington 98402
                                    Attention:  General Counsel
                                    Facsimile:  206-502-3623

                                    With a copy to:
                                    Address:    3300 Providian Center
                                                400 West Market Street
                                                Louisville, Kentucky 40202
                                    Attention:  General Counsel
                                    Facsimile:  502-569-7499


                                    HILLHAVEN OF CENTRAL FLORIDA, INC.

                                    By:      /s/ Robert F. Pacquer
                                       ---------------------------------------
                                    Title: Senior Vice President

                                    1148 Broadway Plaza
                                    Tacoma, Washington 98402
                                    Attention:  General Counsel
                                    Facsimile:  206-502-3623

                                    With a copy to:
                                    Address:    3300 Providian Center
                                                400 West Market Street
                                                Louisville, Kentucky 40202
                                    Attention:  General Counsel
                                    Facsimile:  502-569-7499

                                    NATIONWIDE CARE, INC.

                                    By:      /s/ Robert F. Pacquer
                                       ---------------------------------------
                                    Title: Senior Vice President

                                    1148 Broadway Plaza
                                    Tacoma, Washington 98402
                                    Attention:  General Counsel
                                    Facsimile:  206-502-3623

                                    With a copy to:
                                    Address:    3300 Providian Center
                                                400 West Market Street
                                                Louisville, Kentucky 40202
                                    Attention:  General Counsel
                                    Facsimile:  502-569-7499

                                    AGENTS

                                    MORGAN GUARANTY TRUST COMPANY
                                      OF NEW YORK, as
                                      Documentation Agent

                                    By:      /s/ Diana H. Imhof
                                       ---------------------------------------
                                    Title: Vice President
                                    Address:    60 Wall Street
                                                New York, NY 10260
                                    Facsimile:  212-648-5014


                                    J.P. MORGAN DELAWARE,
                                      as Collateral Agent

                                    By:      /s/ Robert J. Henchey
                                       ---------------------------------------
                                    Title: Vice President

                                    902 Market Street
                                    Wilmington, Delaware 19801
                                    Attention:  Robert Henchey
                                    Facsimile number:  302-652-7416

                                    NATIONSBANK, N. A. (CAROLINAS),
                                      as Administrative Agent

                                    By:      /s/ Ashley M. Crabtree
                                       ---------------------------------------
                                    Title: Vice President

                                    For Wire Transfers:
                                    ABA #053000196
                                    Attention:  Corporate Credit Services
                                    Account No. 136621-22506
                                    Reference:  Vencor

                                    Notices Relating to Operations:
                                    101 North Tryon Street
                                    NCl-001-15-04
                                    Charlotte, NC 20255
                                    Attention:  Iris Austin
                                    Tel:  704-386-9372
                                    Fax:  704-386-9923

                                    All Other Communications:
                                    1 NationsBank Plaza, 5th Floor
                                    Nashville, TN 37239-1697
                                    Attention:  Ashley Crabtree
                                    Tel:  615-749-3524
                                    Fax:  615-749-4640


                                    CO-AGENTS

                                    BANK OF AMERICA NATIONAL TRUST AND
                                      SAVINGS ASSOCIATION, as a Bank
                                      and a Co-Agent

                                    By:      /s/ Ruth Z. Edwards
                                       ---------------------------------------
                                    Title: Vice President

                                    THE BANK OF NEW YORK, as a Bank and
                                    a Co-Agent

                                    By:      /s/ Paula M. DiPonzio
                                       -------------------------------------
                                    Title: Vice President


                                    CHEMICAL BANK, as a Bank and a
                                    Co-Agent

                                    By:      /s/ William J. Caggiano
                                       -------------------------------------
                                    Title: Managing Director



                                    CREDIT SUISSE, as a Bank and a
                                    Co-Agent

                                    By:      /s/ William P. Murray
                                       -------------------------------------
                                    Title:   Member of Senior Management

                                    By:      /s/ Kristinn R. Kristinsson
                                       -------------------------------------
                                    Title: Associate


                                    MELLON BANK, N.A., as a Bank and a
                                    Co-Agent

                                    By:      /s/ Marsha Wicker
                                       -------------------------------------
                                    Title: Vice President

                                    PNC BANK, KENTUCKY, INC., as a Bank
                                    and a Co-Agent

                                    By:      /s/ Jefferson M. Green
                                       -------------------------------------
                                    Title: Vice President


                                    TORONTO-DOMINION (TEXAS), INC.,
                                    as a Bank and a Co-Agent

                                    By:      /s/ Lisa Allison
                                       -------------------------------------
                                    Title: Vice President


                                    WACHOVIA BANK OF NORTH CAROLINA,
                                    N.A., as a Bank and a Co-Agent

                                    By:      /s/ Robert G. Brookby
                                       -------------------------------------
                                    Title: Executive Vice President

                                    BANKS


                                    BANK OF LOUISVILLE AND TRUST
                                    COMPANY, as a Bank

                                    By:      /s/ Roy L. Johnson, Jr.
                                       -------------------------------------
                                    Title: Senior Vice President


                                    BANK ONE, COLUMBUS, NA, as a Bank

                                    By:      /s/ James Zook
                                       -------------------------------------
                                    Title: Vice President


                                    FIRST UNION NATIONAL BANK OF NORTH
                                    CAROLINA, as a Bank

                                    By:      /s/ Joseph Towell
                                       -------------------------------------
                                    Title: Senior Credit Officer


                                    FLEET BANK OF MASSACHUSETTS,
                                    as a Bank

                                    By:      /s/ Ginger Stolzenthaler
                                       -------------------------------------
                                    Title: Vice President

                                    LTCB TRUST COMPANY, as a Bank

                                    By:      /s/ Rene 0. LeBlanc
                                       -------------------------------------
                                    Title: Senior Vice President


                                    MORGAN GUARANTY TRUST COMPANY
                                    OF NEW YORK, as a Bank

                                    By:      /s/ Diana H. Imhof
                                       -------------------------------------
                                    Title: Vice President


                                    NATIONAL CITY BANK, KENTUCKY,
                                    as a Bank

                                    By:      /s/ Deroy Scott
                                       -------------------------------------
                                    Title: Vice President


                                    NATIONSBANK, N. A. (CAROLINAS),
                                    as a Bank

                                    By:      /s/ Ashley M. Crabtree
                                       -------------------------------------
                                    Title: Vice President


                                    NBD BANK, as a Bank

                                    By:      /s/ Gary C. Wilson
                                       -------------------------------------
                                    Title: Vice President

                                    U.S. BANK OF WASHINGTON NATIONAL
                                    ASSOCIATION, as a Bank

                                    By:      /s/ Matthew S. Thoreson
                                       -------------------------------------
                                    Title: Vice President


                                    LC ISSUING BANKS


                                    NATIONAL CITY BANK, KENTUCKY,
                                    as a LC Issuing Bank

                                    By:      /s/ Deroy Scott
                                       -------------------------------------
                                    Title: Vice President


                                    PNC BANK, NATIONAL ASSOCIATION,
                                    as a LC Issuing Bank

                                    By:      /s/ Karen M. George
                                       -------------------------------------
                                    Title: Commercial Banking Officer


                                    SEATTLE-FIRST NATIONAL BANK,
                                    as a LC Issuing Bank

                                    By:      /s/ Thomas P. Rook
                                       -------------------------------------
                                    Title: Vice President


                                    WACHOVIA BANK OF NORTH CAROLINA,
                                    N.A., as a LC Issuing Bank

                                    By:      /s/ Robert G. Brookby
                                       -------------------------------------
                                    Title: Executive Vice President